Exhibit 1.1

TELEFONOS DE MEXICO, S.A. DE C.V.

ESTATUTOS SOCIALES ACTUALIZADOS AL 30 DE ABRIL DE 2003

DE LA DENOMINACION Y

DEL DOMICILIO DE LA SOCIEDAD

PRIMERA.—Los comparecientes constituyen una Sociedad Anónima Mercantil de Capital Variable que se denomina “TELEFONOS DE MEXICO”. Esta denominación irá seguida de las palabras “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” o de sus abreviaturas “S.A. de C.V”.

SEGUNDA.—El domicilio de la sociedad es la Ciudad de México, Distrito Federal, sin embargo podrá establecer oficinas, sucursales o agencias en cualquier parte de la República Mexicana y en el extranjero.

DE LOS OBJETOS, LA DURACION,

LA NACIONALIDAD Y DEL CAPITAL SOCIAL

TERCERA.—Los objetos de la sociedad son los siguientes:

a) Construir, instalar, mantener, operar y explotar una red pública telefónica y de telecomunicaciones para prestar el servicio público de conducción de señales de voz, sonidos, datos, textos e imágenes a nivel local y de larga distancia nacional e internacional y el servicio público de telefonía básica.

b) Adquirir el dominio directo sobre bienes inmuebles, sujeto a lo previsto en el art. 27 de la Constitución Política de los Estados Unidos Mexicanos y en la Ley de Inversión Extranjera y su Reglamento.

c) Arrendar toda clase de bienes inmuebles y celebrar toda clase de actos jurídicos por los que se obtenga o se conceda el uso o el uso y goce de bienes inmuebles.

d) Adquirir, enajenar y celebrar cualesquiera otros actos jurídicos que tengan por objeto bienes muebles, maquinaria, equipo y herramientas que sean necesarios o convenientes para alcanzar los objetos sociales.

e) Adquirir, enajenar y celebrar cualesquiera otros actos jurídicos respecto de toda clase de acciones, partes sociales y participaciones sociales en sociedades mexicanas o extranjeras.

f) Celebrar cualesquiera actos jurídicos que tengan por objeto créditos o derechos.

g) Celebrar cualesquiera actos jurídicos relacionados con patentes, marcas y nombres comerciales.

h) Prestar y recibir toda clase de servicios de asesoría y asistencia técnica, científica y administrativa.

i) Emitir bonos y obligaciones.

j) Establecer sucursales, agencias y oficinas en la República Mexicana o en el extranjero.

k) Obrar como agente, representante o comisionista de personas o empresas, ya sean mexicanas o extranjeras.

l) Dar o tomar dinero a título de préstamo.

m) Aceptar, suscribir, avalar y endosar toda clase de títulos de crédito.

n) Otorgar toda clase de garantías, incluyendo la constitución de derechos reales y afectaciones fiduciarias que sean necesarias o convenientes para alcanzar los objetos sociales.

ñ) Garantizar, por cualquier medio legal, incluyendo la constitución de derechos reales y afectaciones fiduciarias, el cumplimiento de obligaciones de terceras personas, físicas o morales,

nacionales o extranjeras y constituirse como deudor solidario de terceras personas, físicas o morales, nacionales o extranjeras.

o) Celebrar cualquier acto o contrato que se relacione con los objetos sociales y que sea lícito para una sociedad anónima.

CUARTA.—La duración de la sociedad será de cien años contados a partir de la fecha de esta escritura.

QUINTA.—Esta sociedad es mexicana. Todo extranjero que en el acto de la constitución o en cualquier tiempo ulterior adquiera un interés o participación social en la sociedad se considerará por ese simple hecho como mexicano respecto de uno y otra y se entenderá que conviene en no invocar la protección de su Gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interés o participación en beneficio de la Nación Mexicana.

Esta sociedad no tendrá en relación a la validez, interpretación o cumplimiento de la concesión que en su caso le otorgue el Gobierno Federal Mexicano para construir, instalar, mantener, operar y explotar una red pública telefónica por medio de la que preste el servicio público de conducción de señales de voz, sonidos, datos, textos e imágenes a nivel local y de larga distancia nacional e internacional y el servicio público de telefonía básica, más derechos o recursos que los que las leyes mexicanas conceden a los mexicanos y por lo consiguiente, se compromete a no pedir ni aceptar para todo lo relativo a la operación y explotación de los servicios que en dicha concesión se consignen, la intervención diplomática de algún país extranjero, ni la de cualquier organismo público o privado de carácter internacional, bajo la pena de perder, en beneficio de la Nación Mexicana, todos los bienes y derechos que hubiese adquirido para construir, establecer y explotar la vía de comunicación y los servicios concesionados.

En ningún caso se podrá, directa o indirectamente, ceder, hipotecar, ni en manera alguna gravar o enajenar la concesión, los derechos en ella conferidos, la vía, edificios, estaciones, servicios auxiliares, dependencias o accesorios, a ningún Gobierno o Estado extranjero, ni admitirlos como socios de esta sociedad.

SEXTA.—El capital social es variable, con un mínimo fijo de $402’900,048.30 (Cuatrocientos dos millones novecientos mil cuarenta y ocho pesos 30/100 moneda nacional), representado por 4,306´767,010 (cuatro mil trescientos seis millones setecientos sesenta y siete mil diez) acciones comunes, de la Serie “AA”, nominativas, sin valor nominal; 320´326,710 (trescientos veinte millones trescientos veintiséis mil setecientos diez) acciones comunes de la Serie “A”, nominativas, sin valor nominal y 11,488´908,212 (once mil cuatrocientos ochenta y ocho millones novecientos ocho mil doscientos doce) acciones nominativas de la Serie “L”, sin valor nominal, de voto limitado; todas ellas íntegramente suscritas y pagadas.

El capital máximo autorizado no podrá exceder diez veces el importe del capital mínimo fijo. El capital social estará representado por acciones de la Serie “AA”, en un porcentaje no menor de 20% (veinte por ciento) y no mayor al 51% (cincuenta y uno por ciento) del capital social y que representarán en todo tiempo no menos del 51% (cincuenta y uno por ciento) de las acciones comunes que representen dicho capital social, que serán acciones comunes, nominativas y sin valor nominal, que sólo podrán ser suscritas, y adquiridas por inversionistas mexicanos; por acciones de la Serie “A”, en un porcentaje que no exceda del 19.6% (diecinueve punto seis por ciento) del capital social y en un porcentaje que no exceda del 49% (cuarenta y nueve por ciento) de las acciones comunes en que se divida el capital social, que serán acciones comunes, nominativas y de libre suscripción y por acciones de la Serie “L”, de voto limitado y de libre suscripción, en un porcentaje que, junto con las acciones de la Serie “A”, no excedan del 80% (ochenta por ciento) del capital social.

Cada vez que se incremente el capital social, el aumento correspondiente estará representado proporcionalmente por una subserie de la Serie “AA”, por una subserie de la Serie “A” y por una subserie de la Serie “L”, que representarán en su integridad y exclusivamente el aumento pertinente. La sociedad podrá emitir acciones no suscritas, de cualquiera de las series que integren su capital social, para entregarse a medida que se realice la suscripción.

Las acciones comunes en que se divida el capital social deberán estar suscritas por inversionistas mexicanos en un mínimo del 51% (cincuenta y un por ciento), que estarán representadas por acciones de la Serie “AA” y hasta el 49% (cuarenta y nueve por ciento) restante, que estarán representadas por acciones de la Serie “A”, podrá ser adquirido por inversionistas mexicanos y por personas físicas o morales y unidades económicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros tengan, por cualquier título, la facultad de determinar el manejo de la empresa.

Las acciones comunes de las Series “AA” y “A”, en su conjunto, no podrán representar más del 51% (cincuenta y uno por ciento) de las acciones en que se divida el capital social.

Las acciones de la Serie “L” serán de libre suscripción y, en consecuencia con ello, podrán ser adquiridas por inversionistas mexicanos y por personas físicas o morales y unidades económicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros tengan, por cualquier título, la facultad de determinar el manejo de la empresa.

Las acciones de la Serie “AA”, que sólo podrán ser suscritas por inversionistas mexicanos, representarán en todo tiempo un porcentaje que no sea menor al 20% (veinte por ciento) del capital social. Las acciones de la Serie “A” y de la Serie “L”, de libre suscripción, en su conjunto, no podrán representar un porcentaje mayor al 80% (ochenta por ciento) del capital social.

Las acciones de la Serie “AA” sólo podrán ser suscritas o adquiridas por:

a) Personas físicas de nacionalidad mexicana.

b) Sociedades mexicanas cuya escritura social contenga cláusula de exclusión de extranjeros de la que solo puedan ser socios o accionistas personas físicas mexicanas y/o sociedades mexicanas cuya escritura social contenga, a su vez, cláusula de exclusión de extranjeros.

c) Sociedades Mexicanas en cuya escritura social se establezca que cuando menos el 51% (cincuenta y uno por ciento) de su capital social solamente pueda ser suscrito o adquirido por (i) personas físicas de nacionalidad mexicana y/o (ii) sociedades mexicanas cuya escritura social contenga cláusula de exclusión de extranjeros de las que solo puedan ser socios o accionistas personas físicas mexicanas y/o sociedades mexicanas cuya escritura social contenga, a su vez, cláusula de exclusión de extranjeros, y/o (iii) sociedades mexicanas que admitan participación extranjera minoritaria siempre que, en este último caso, las acciones representativas del capital de dichas sociedades estén inscritas en la Bolsa Mexicana de Valores, S.A. de C.V., y lo hubieren estado desde una fecha anterior al 15 de noviembre de 1990.

d) Instituciones mexicanas de crédito, de seguros y fianzas, y sociedades mexicanas de inversión que operen al amparo de la Ley de Sociedades de Inversión, siempre que las acciones o certificados de aportación patrimonial de la institución o sociedad de que se trate estén inscritas en la Bolsa

Mexicana de Valores, S.A. de C.V., y lo hubieren estado desde una fecha anterior al 15 de noviembre de 1990.

e) Fideicomisos que fueren expresamente aprobados para adquirir acciones de la Serie “AA” por las autoridades competentes de conformidad con la Ley para Promover la Inversión Mexicana y Regular la Inversión Extranjera y su Reglamento, en los que (i) la mayoría de los derechos de fideicomisario la tengan personas físicas o morales que reúnan los requisitos establecidos en los incisos a), b), y d) que anteceden o, (ii) las acciones de la Serie “AA” materia del fideicomiso representen una minoría de las acciones representativas de dicha Serie y tengan que ser votadas por el fiduciario en el mismo sentido que la mayoría de las acciones Serie “AA”.

El párrafo que antecede en esta Cláusula y sus incisos a) al e) no podrán ser modificados sin la previa autorización de las Secretarías de Comunicaciones y Transportes y de Comercio y Fomento Industrial.

Las acciones que emita la sociedad no podrán ser adquiridas por Gobiernos o Estados extranjeros y, en caso de que esto sucediere, quedarán sin efecto ni valor alguno para su tenedor desde el momento de la adquisición.

SEPTIMA.—Dentro de su respectiva serie, las acciones conferirán iguales derechos. Cada acción común de las series “AA” y “A” da derecho a un voto en las Asambleas Generales de Accionistas. Las acciones de la serie “L” sólo tendrán derecho a voto en los asuntos que limitativamente para ellas se establecen en estos estatutos y se transcriben en los títulos de las mismas. Los títulos representativos de las acciones llevarán las firmas autógrafas de cualesquiera dos de los Consejeros Propietarios o bien su firma impresa en facsímil, si así lo autorizara el Consejo de Administración. En este último caso, los originales de las firmas respectivas se depositarán en la Sección de Comercio del Registro Público de la Propiedad y del Comercio correspondiente. Los títulos de las acciones estarán numerados progresivamente y podrán amparar una o varias acciones y llevarán adheridos cupones para el pago de dividendos. Los títulos de las acciones o los certificados provisionales deberán contener toda la información requerida por el Artículo ciento veinticinco de la Ley General de Sociedades Mercantiles y además de la cláusula quinta de esta escritura.

OCTAVA.—Las acciones de la Serie “L” sólo tendrán derecho de voto en los siguientes asuntos: transformación de la Sociedad; fusión con otra sociedad, en carácter de fusionada o fusión con otra sociedad en carácter de fusionante, cuando la fusionada tenga objetos sociales que no estén relacionados o sean conexos a los de la fusionante y la cancelación de la inscripción de las acciones que emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores y en otras Bolsas de Valores extranjeras, en las que se encuentren registradas.

Las acciones de la Serie “L”, por resolución que sea adoptada en Asamblea Especial convocada para tal propósito, tendrán derecho a designar dos Consejeros Propietarios y sus respectivos Suplentes para integrar el Consejo de Administración de la Sociedad.

Quien para ello sea autorizado por la Asamblea Especial a que se alude en el párrafo que antecede, notificará por escrito al Presidente y/o al Copresidente del Consejo de Administración de la Sociedad y/o al órgano que determine dicha Asamblea, los nombres de las personas que hubieren sido electas por la Serie “L” de acciones, para desempeñar los cargos de miembros Propietarios y miembros Suplentes del Consejo de Administración.

NOVENA.—A partir de la fecha de esta escritura y a solicitud de los accionistas correspondientes, las acciones en que se divide la serie “A” de acciones de la sociedad podrán ser canjeadas a la par en acciones de la Serie “L”, mediante la entrega de aquellas a la Tesorería de la sociedad y su cancelación.

DECIMA.—A partir del 1º de enero de 2001 (primero de enero de dos mil uno), a solicitud de los accionistas respectivos, éstos podrán canjear sus acciones de la Serie “L”, por acciones de la Serie “AA”, si el accionista respectivo es de nacionalidad mexicana y mediante el cumplimiento de los requisitos que establece y, en su caso establezcan las disposiciones normativas correspondientes, si el accionista respectivo es extranjero, mediante la entrega de aquellas a la Tesorería de la sociedad.

En caso de que varios accionistas solicitaran en la misma fecha el canje de sus acciones de la Serie “L”, por acciones de la Serie “AA” y no hubiere en la Tesorería de la sociedad suficientes acciones de estas últimas para satisfacer las solicitudes presentadas, el canje se hará entre todos los accionistas respectivos, en proporción al número de acciones que cada uno de ellos hubiese solicitado canjear.

DECIMOPRIMERA.—A partir de la fecha de esta escritura, a solicitud de los accionistas titulares de las acciones que representen la Serie “AA”, éstas podrán ser canjeadas a la par por acciones de la Serie “L”, siempre que con ello las acciones de la Serie “AA” no representen un porcentaje menor al 20% (veinte por ciento) del capital social, mediante la entrega de aquéllas a la Tesorería de la sociedad.

DECIMOSEGUNDA.—La Sociedad llevará un libro de registro de accionistas y considerará como dueño de las acciones a quien aparezca como tal en dicho libro. A solicitud de cualquier interesado, previa la comprobación a que hubiere lugar, la Sociedad deberá inscribir en el citado libro las transmisiones que se efectúen.

En los términos y para los efectos del Artículo 130 de la Ley General de Sociedades Mercantiles se establece que la transmisión o adquisición por cualquier título de las acciones emitidas por la Sociedad, solamente podrá hacerse previa autorización del Consejo de Administración en el caso de que el número de acciones que se pretenda transmitir o adquirir, por si solo o sumado a operaciones anteriores del mismo accionista, o de un grupo de accionistas vinculados entre sí y que actúen en concertación, signifique el 10% (diez por ciento) o más de las acciones emitidas por la Sociedad. Mientras la Sociedad mantenga las acciones que haya emitido, inscritas en el Registro Nacional de Valores, la exigencia anterior, para el caso de las operaciones que se realicen a través de la bolsa de valores, estará adicionalmente sujeta a las reglas que en su caso establezca la Ley del Mercado de Valores y/o a las que conforme a la misma, emita la Comisión Nacional Bancaria y de Valores. Si el Consejo de Administración, en los términos de la presente cláusula niega la autorización, designará uno o más compradores de las acciones, quienes deberán pagar a la parte interesada el precio registrado en la bolsa de valores. Para el caso de que las acciones no estén inscritas en el Registro Nacional de Valores, el precio que se pague se determinará conforme al propio Artículo 130 ya citado.

Mientras que las acciones de la Sociedad se encuentren inscritas en la Sección de Valores del Registro Nacional de Valores, en los términos de la Ley del Mercado de Valores y de las disposiciones de carácter general aplicables de la Comisión Nacional Bancaria y de Valores, en el caso de cancelación de la inscripción de las acciones de la Sociedad en la Sección de Valores de dicho Registro, ya sea por solicitud de la propia Sociedad o por resolución adoptada por la Comisión Nacional Bancaria y de Valores en términos de ley, los accionistas que sean titulares de la mayoría de las acciones ordinarias o tengan la posibilidad, bajo cualquier título, de imponer decisiones en las Asambleas Generales de Accionistas o de nombrar a la mayoría de los miembros del Consejo de Administración de la Sociedad, se obligan a realizar una oferta pública de compra previamente a la cancelación, debiéndose observar en este caso lo establecido en el Artículo 8o fracción III de las “Disposiciones aplicables a las emisoras de valores y a otros participantes del mercado de valores”, expedidas por la Comisión Nacional Bancaria y de Valores.

Los accionistas a que se refiere el párrafo anterior, tendrán la obligación de afectar en un fideicomiso por un período mínimo de seis meses, los recursos necesarios para comprar al mismo precio de la oferta las acciones de los inversionistas que no acudieron a ésta, en el evento de que una vez realizada la oferta pública de compra y previo a la cancelación de la inscripción en el Registro Nacional de Valores, los mencionados accionistas, no logren adquirir el 100% (cien por ciento) del capital social pagado.

Las personas o grupo de adquirentes que obtengan o incrementen una participación significativa de la Sociedad, sin haber promovido previamente una oferta de conformidad con las disposiciones establecidas en las “Reglas generales aplicables a las adquisiciones de valores que deban ser reveladas y de ofertas públicas de compra de valores”, expedidas por la Comisión Nacional Bancaria y de Valores, no podrán ejercer los derechos corporativos derivados de los valores con derecho a voto respectivos, y la Sociedad se abstendrá de inscribir dichas acciones en el registro a que se refieren los artículos 128 y 129 de la Ley General de Sociedades Mercantiles.

Las subsidiarias de la Sociedad no deberán directa o indirectamente invertir en el capital social de ésta última, ni de ninguna otra sociedad respecto de la cual la Sociedad sea su subsidiaria. El término subsidiaria tendrá en los presentes estatutos el significado que al efecto establezcan los principios de contabilidad generalmente aceptados en los Estados Unidos Mexicanos.

DECIMOTERCERA.—El capital variable de la Sociedad podrá aumentarse o disminuirse sin necesidad de reformar los estatutos sociales, con la única formalidad de que los aumentos y, en su caso, las disminuciones sean aprobados por la Asamblea General Extraordinaria de Accionistas, debiendo protocolizarse en cualquier caso el acta correspondiente, sin que sea necesaria la inscripción del testimonio de la escritura respectiva en la Sección de Comercio del Registro Público de la Propiedad y de Comercio correspondiente; excepto cuando los accionistas ejerzan su derecho de retiro, o cuando se trate de los aumentos o disminuciones a que hace referencia el Artículo 14 Bis 3, fracción I de la Ley del Mercado de Valores, casos en que no se requerirá la aprobación, ni la protocolización a que se ha hecho referencia.

El capital mínimo fijo de la Sociedad no podrá aumentarse o disminuirse si ello no es acordado en Asamblea General Extraordinaria de Accionistas y se reforman consecuentemente los estatutos sociales, excepto cuando se trate de los aumentos o disminuciones a que hace referencia el Artículo 14 Bis 3, fracción I de la Ley del Mercado de Valores.

Todo aumento o disminución del capital social deberá inscribirse en el libro que a tal efecto llevará la Sociedad.

No podrá decretarse un aumento del capital social si no están totalmente suscritas e íntegramente pagadas todas las acciones emitidas con anterioridad por la Sociedad.

Cuando se aumente el capital social todos los accionistas tendrán derecho preferente en proporción al número de sus acciones de la Serie correspondiente para suscribir las que se emitan o las que se pongan en circulación. El derecho que se confiere en este párrafo deberá ser ejercitado dentro de los treinta días naturales siguientes a aquél en que se publiquen los acuerdos correspondientes en el

Diario Oficial de la Federación y en otro periódico de los de mayor circulación en la Ciudad de México, Distrito Federal.

La reducción del capital social en su parte variable se efectuará por amortización proporcional de las series de acciones en que se divida dicho capital social, por amortización de acciones íntegras, mediante reembolso de las mismas a los accionistas a su valor en Bolsa al día en que se decrete la correspondiente reducción del capital social. Los accionistas tendrán derecho a solicitar en la Asamblea respectiva la amortización proporcional de las acciones a que haya lugar y, en caso de que no se obtenga acuerdo para dicho propósito, las acciones que hayan de amortizarse serán determinadas por sorteo ante notario o corredor públicos.

Hecha la designación de las acciones que habrán de amortizarse, se publicará un aviso en el Diario Oficial de la Federación y en otro periódico de los de mayor circulación en la Ciudad de México, Distrito Federal, expresando el número de las acciones que serán retiradas y el número de los títulos de las mismas que como consecuencia deberán ser cancelados o, en su caso, canjeados y la institución de crédito en donde se deposite el importe del reembolso, el que quedará desde la fecha de la publicación a disposición de los accionistas respectivos sin devengar interés alguno.

La Sociedad podrá adquirir acciones representativas de su capital social, a través de la bolsa de valores, al precio corriente en el mercado, en los términos del Artículo 14 Bis 3, fracción I de la Ley del Mercado de Valores, sin que sea aplicable la previsión establecida en el primer párrafo del Artículo 134 de la Ley General de Sociedades Mercantiles, siempre que la compra se realice con cargo al capital contable en tanto pertenezcan dichas acciones a la propia emisora o, en su caso, al capital social en el evento de que se resuelva convertirlas en acciones de tesorería, en cuyo supuesto, no se requerirá de resolución de asamblea de accionistas. La Asamblea General Ordinaria de Accionistas deberá acordar expresamente, para cada ejercicio, el monto máximo de recursos que podrá destinarse a la compra de acciones propias, con la única limitante de que la sumatoria de los recursos que puedan destinarse a ese fin, en ningún caso exceda el saldo total de las utilidades netas de la Sociedad, incluyendo las retenidas. Por su parte, el Consejo de Administración deberá designar al efecto a la o las personas responsables de la adquisición y colocación de acciones propias. En tanto pertenezcan las acciones a la Sociedad, no podrán ser representadas en asambleas de accionistas de cualquier clase.

Las acciones propias que pertenezcan a la Sociedad o, en su caso, las acciones de tesorería a que se refiere el párrafo anterior, sin perjuicio de lo establecido por la Ley General de Sociedades Mercantiles, podrán ser colocadas entre el publico inversionista, sin que para éste último caso, el aumento de capital social correspondiente, requiera resolución de asamblea de accionistas de ninguna clase, ni del acuerdo del Consejo de Administración tratándose de su colocación.

DECIMOCUARTA.—Los accionistas tienen derecho a retirar parcial o totalmente sus aportaciones representadas por acciones en que se divida el capital social en su parte variable, siempre que, además de ceñirse a lo ordenado en los artículos 220 y 221 de la Ley General de Sociedades Mercantiles, se sujeten a que el reembolso correspondiente se pague conforme al valor que resulte más bajo de los dos siguientes: el 95% (noventa y cinco por ciento) del valor de cotización en Bolsa, obtenido del precio promedio ponderado por volumen de las operaciones que se hayan efectuado durante los últimos treinta días en que se hubieran negociado las acciones de la Sociedad, previos a la fecha en que el retiro deba surtir sus efectos, durante un período que no podrá ser superior a seis meses, o bien, el valor contable de las acciones de acuerdo al balance general correspondiente al cierre del ejercicio inmediato anterior a aquel en que la separación deba surtir sus efectos, previamente aprobado por la Asamblea General Ordinaria de Accionistas.

En caso de que el número de días en que se hayan negociado las acciones durante el período señalado en el párrafo anterior sea inferior a treinta, se tomarán los días que efectivamente se hubieren negociado. En el evento de que las acciones no se negocien en dicho período, se tomará el valor contable de las acciones.

El pago del reembolso será exigible a la Sociedad, a partir del día siguiente a la celebración de la Asamblea General Ordinaria de Accionistas, que haya aprobado el balance general correspondiente al ejercicio en que el retiro deba surtir sus efectos.

En caso de retiro parcial o total de aportaciones de un accionista, la disminución consecuente del capital social, por el reembolso respectivo, no requerirá resolución de Asamblea de Accionistas de ninguna clase.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

DECIMOQUINTA.—La Asamblea General de Accionistas es el órgano supremo de la sociedad, estando subordinados a él todos los demás.

DECIMOSEXTA.—Las Asambleas Generales serán Ordinarias o Extraordinarias y se celebrarán en el domicilio de la sociedad. Serán Extraordinarias aquéllas en que se trate cualquiera de los asuntos enumerados en el Artículo ciento ochenta y dos de la Ley General de Sociedades Mercantiles y la cancelación de la inscripción de las acciones que emite y emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios o en bolsas de valores extranjeras en las que estuvieren registradas las acciones en que se divida el capital social y serán Ordinarias todas las demás. Las Asambleas sólo se ocuparán de los asuntos incluidos en la orden del día.

Las Asambleas Especiales que celebren los titulares de acciones de la Serie “L” con el propósito de designar a los dos miembros del Consejo de Administración a los que tienen derecho, deberán ser convocadas anualmente por el Consejo de Administración para que sean celebradas con anterioridad a la celebración de la Asamblea General Anual Ordinaria de Accionistas. Las Asambleas Especiales de acciones de la Serie “L” que se reúnan exclusivamente con el propósito de designar a los miembros del Consejo a los que tienen derecho, se regirán por las normas establecidas en estos estatutos para las Asambleas Generales Ordinarias de Accionistas convocadas en virtud de segunda convocatoria, en los términos de la Cláusula Vigesimatercera de estos estatutos.

DECIMOSEPTIMA.—La Asamblea Ordinaria se reunirá por lo menos una vez al año, dentro de los cuatro meses siguientes a la clausura del ejercicio social correspondiente en la fecha que fije el Consejo y se ocupará, además de los asuntos incluidos en la orden del día, de los enumerados en el Artículo ciento ochenta y uno de la Ley General de Sociedades Mercantiles. La Asamblea Extraordinaria se reunirá siempre que hubiere que tratar alguno de los asuntos de su incumbencia, de los enumerados en el Artículo ciento ochenta y dos de la Ley General de Sociedades Mercantiles o la cancelación de la inscripción de las acciones que emite y emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios o en bolsas de valores extranjeras en las que estuvieren registradas las acciones en que se divida el capital social.

DECIMOCTAVA.—La convocatoria para las Asambleas deberá hacerse por el Consejo de Administración, por los Comisarios, por el Presidente o por el Copresidente del Consejo de Administración, o por la autoridad judicial, en su caso. Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el 10% (diez por ciento) del capital social podrán solicitar se convoque a una Asamblea General de Accionistas, en los términos señalados en el Artículo 184 de la Ley General de Sociedades Mercantiles.

DECIMONOVENA.—La convocatoria para las Asambleas se hará por medio de la publicación de un aviso en el Diario Oficial de la Federación o en uno de los periódicos de mayor circulación en la Ciudad de México, Distrito Federal, siempre con una anticipación no menor de quince días naturales a la fecha señalada para la reunión. Desde el momento en que se publique la convocatoria para las asambleas de accionistas, deberán estar a disposición de los mismos, de forma inmediata y gratuita, la información y los documentos disponibles relacionados con cada uno de los puntos establecidos en el orden del día.

VIGESIMA.—La convocatoria para las Asambleas deberá contener la designación de lugar, fecha y hora en que haya de celebrarse la Asamblea, la orden del día y la firma de quien o quienes la hagan.

VIGESIMOPRIMERA.—Podrá celebrarse Asamblea sin previa convocatoria siempre que esté representada la totalidad de las acciones con derecho a voto en los asuntos para los que fue convocada, en que se divida el capital social.

VIGESIMOSEGUNDA.— Las Asambleas Ordinarias de Accionistas reunidas en virtud de primera convocatoria se considerarán legalmente instaladas cuando esté representada, por lo menos, la mitad de las acciones comunes que representen el capital social y sus resoluciones serán válidas si se adoptan por mayoría de los votos presentes.

VIGESIMOTERCERA.—Si la Asamblea Ordinaria no pudiere celebrarse el día señalado para su reunión, se publicará una segunda convocatoria con expresión de esta circunstancia, en la que se citará para una fecha no anterior a siete días naturales de aquél para el que fue señalada en primera convocatoria y en la junta se resolverá sobre los asuntos indicados en la orden del día, por mayoría de votos, cualquiera que sea el número de acciones comunes representadas.

VIGESIMOCUARTA.—Las Asambleas Extraordinarias de Accionistas reunidas por virtud de primera convocatoria, para tratar asuntos en los que las acciones de la Serie “L” no tengan derecho de voto, se considerarán legalmente instaladas si están presentes, por lo menos, las tres cuartas partes de las acciones comunes con derecho de voto en los asuntos para los que fue convocada, de aquéllas en que se divida el capital social y sus resoluciones serán válidas si se adoptan, cuando menos, por mayoría de las acciones comunes que tengan derecho de voto, de aquéllas en que se divida el capital social.

Las Asambleas Extraordinarias de Accionistas que sean convocadas para tratar alguno de los asuntos en los que tengan derecho de voto las acciones de la Serie “L” serán legalmente instaladas si está representado, por lo menos, las tres cuartas partes del capital social y las resoluciones se tomarán por el voto de las acciones que representen la mayoría de dicho capital social.

Las Asambleas Extraordinarias de Accionistas reunidas por virtud de ulteriores convocatorias, para tratar alguno de los asuntos en los que las acciones de la Serie “L” no tengan derecho de voto, se considerarán legalmente instaladas si está representado, por lo menos, la mayoría de las acciones comunes con derecho de voto en los asuntos para los que fue convocada y sus resoluciones serán

válidas si se adoptan, cuando menos, por el número de acciones comunes que representen la mayoría de dicho capital social con derecho de voto en los asuntos para los que fue convocada.

En ulteriores convocatorias para Asambleas Extraordinarias de Accionistas, convocadas para resolver asuntos en los que las acciones de la Serie “L” tengan derecho de voto, éstas se considerarán legalmente instaladas si está representada, por lo menos, la mayoría del capital social y sus resoluciones serán válidas si se adoptan, cuando menos, por el número de acciones que representen la citada proporción de acciones de aquellas en que se divida dicho capital social.

Para que las resoluciones adoptadas en las Asambleas Extraordinarias de Accionistas reunidas por virtud de primera o ulteriores convocatorias para tratar alguno de los asuntos en los que tengan derecho de voto las acciones de la Serie “L” sean legalmente acordadas, se requerirá, además de los requisitos que se establecen en los párrafos que anteceden, que las mismas sean aprobadas por la mayoría de las acciones comunes de las Series “AA” y “A”, en que se divida el capital social.

Tanto para Asambleas Extraordinarias como para las Especiales, si la Asamblea no pudiere celebrarse el día señalado para su reunión, se podrá hacer una segunda convocatoria en los términos y plazos a que se refiere la Cláusula Vigesimotercera de estos estatutos.

Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que reúnan cuando menos el 10% (diez por ciento) de las acciones representadas en una asamblea, podrán solicitar que se aplace la votación de cualquier asunto respecto del cual no se consideren suficientemente informados, ajustándose a los términos y condiciones señalados en el Artículo 199 de la Ley General de Sociedades Mercantiles.

Los accionistas con acciones derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el 20% (veinte por ciento) del capital social, podrán oponerse judicialmente a las resoluciones de las asambleas generales, respecto de las cuales tengan derecho de voto, siempre que se satisfagan los requisitos del Artículo 201 de la Ley General de Sociedades Mercantiles, siendo igualmente aplicable el Artículo 202 de la citada ley.

VIGESIMOQUINTA.—Para que los accionistas tengan derecho de asistir a las Asambleas y a votar en ellas, deberán depositar los títulos de sus acciones o, en su caso, los certificados provisionales, en la Secretaría de la Sociedad, cuando menos un día antes de la celebración de la Asamblea, recogiendo la tarjeta de entrada correspondiente. También podrán depositarlos en una institución de crédito de la República o del extranjero o en una casa de bolsa de la República Mexicana y en este caso, para obtener la tarjeta de entrada, deberán presentar en la Secretaría de la Sociedad un certificado de tal institución que acredite el depósito de los títulos y la obligación de la institución de crédito, de la casa de bolsa o de la institución de depósito respectiva de conservar los títulos depositados hasta en tanto el Secretario del Consejo de Administración le notifique que la Asamblea ha concluido. La Secretaría de la Sociedad entregará a los accionistas correspondientes una tarjeta de admisión en donde constará el nombre del accionista, el número de acciones depositadas y el número de votos a que tiene derecho por virtud de dichas acciones.

VIGESIMOSEXTA.—Los accionistas podrán hacerse representar en las Asambleas por medio de mandatarios nombrados mediante simple carta poder, en la inteligencia de que no podrán ejercer tal mandato los miembros del Consejo de Administración ni los Comisarios.

En adición a lo anterior, las personas que acudan en representación de los accionistas a las asambleas de la Sociedad, podrán acreditar su personalidad mediante poder otorgado en formularios elaborados por la propia Sociedad, que reúnan los requisitos previstos en el inciso c), fracción VI, artículo 14 Bis 3 de la Ley del Mercado de Valores.

La Sociedad deberá mantener a disposición de los intermediarios del mercado de valores que acrediten contar con la representación de los accionistas de la propia Sociedad, durante el plazo a que se refiere el Artículo 173 de la Ley General de Sociedades Mercantiles, los formularios de los poderes, a fin de que aquéllos puedan hacerlos llegar con oportunidad a sus representados.

El Secretario del Consejo de Administración de la Sociedad estará obligado a cerciorarse de la observancia de lo dispuesto anteriormente e informar sobre ello a la asamblea, lo que se hará constar en el acta respectiva.

VIGESIMOSEPTIMA.—Las Asambleas serán presididas por el Presidente o por el Copresidente del Consejo, indistintamente, y a falta de éstos por uno de los Vicepresidentes, indistintamente, y a falta de ellos, por cualquiera de los Consejeros mexicanos presentes y, faltando todos éstos, por quien fuere designado por los accionistas presentes o representados en la Asamblea. Fungirá como Secretario el del Consejo o el Pro-Secretario y faltando éstos dos, la persona que el Presidente en funciones designe.

VIGESIMOCTAVA.—Al iniciarse la Asamblea, quien la presida nombrará dos escrutadores para hacer el recuento de las acciones representadas en la misma, quienes deberán formular una lista de asistencia en la que anotarán los nombres de los accionistas en ella presentes o representados y el número de acciones que cada uno de ellos hubiere depositado para comparecer a la correspondiente Asamblea.

VIGESIMONOVENA.—Si instalada una Asamblea legalmente no hubiere tiempo para resolver sobre todos los asuntos para los que fuere convocada, siempre que ello así sea resuelto por el número de votos que para adoptar válidamente resoluciones en esa asamblea se requiera, podrá suspenderse y continuarse los días siguientes, sin necesidad de nueva convocatoria.

Las resoluciones que sean adoptadas en la continuación de la asamblea serán válidas si se aprueban por el número de votos que para ello se requiera en estos estatutos.

TRIGESIMA.—De cada asamblea de Accionistas se levantará acta, en la cual se consignarán las resoluciones aprobadas, deberá ser asentada en el libro de actas correspondiente y será firmada por quien haya presidido la reunión, por la persona que haya actuado como Secretario y el o los Comisarios en funciones que asistan.

DE LA ADMINISTRACION DE LA SOCIEDAD

TRIGESIMOPRIMERA.—La Administración de la Sociedad estará encomendada a un Consejo de Administración que se integrará por un número no menor de 5 (cinco) Consejeros Propietarios que determine la Asamblea Ordinaria. La Asamblea podrá designar suplentes, hasta por un número igual al de los miembros propietarios y, si así lo hiciese, tendrá la facultad de determinar la forma en que los suplentes suplirán a los propietarios, en el concepto de que, si la Asamblea no determina lo anterior, cualquier suplente podrá suplir indistintamente a cualquiera de los propietarios, salvo los suplentes designados por los accionistas de la Serie “L”, los cuales sólo podrán suplir a los Consejeros Propietarios designados por dicha Serie, en forma indistinta y los suplentes designados por accionistas en ejercicio de su derecho de minoría, los cuales sólo podrán suplir a los Consejeros

Propietarios designados por dicha minoría. La mayoría de los miembros propietarios y suplentes del Consejo de Administración deberán ser en todo tiempo de nacionalidad mexicana y designados por accionistas mexicanos. Los miembros propietarios y suplentes serán designados por el voto mayoritario de las acciones comunes de las Series “AA” y “A” en que se divide el capital social y dos miembros propietarios y suplentes restantes, por el voto mayoritario de las acciones de la Serie “L” del capital social.

Los miembros del Consejo de Administración no necesitarán ser accionistas. Cualquier accionista o grupo de accionistas que represente, cuando menos, un 10% (diez por ciento) de las acciones comunes en que se divida el capital social, tendrá derecho a nombrar un Consejero Propietario y un Consejero Suplente y, en este caso, ya no podrá ejercer sus derechos de voto para designar los Consejeros Propietarios y sus Suplentes que corresponda elegir a la mayoría. Si cualquier accionista o grupo de accionistas que represente, cuando menos, un 10% (diez por ciento) de las acciones comunes en que se divide el capital social ejercita el derecho de nombrar un Consejero Propietario y su Suplente, la mayoría solo tendrá derecho a designar el número de Consejeros faltantes que corresponda nombrar a dicha mayoría. Los Consejeros serán elegidos por un año y continuarán en el desempeño de sus funciones aún cuando hubiere concluido el plazo para el que hayan sido designados, en tanto las personas nombradas para substituirlos tomen posesión de sus cargos. Los Consejeros podrán ser reelectos y percibirán la remuneración que determine la Asamblea General de Accionistas.

Para los efectos de la Ley del Mercado de Valores, y sin perjuicio de que la misma no requiere la incorporación en los estatutos sociales de los requisitos que a continuación se indican, adicionalmente, en cuanto al Consejo de Administración, se cumplirá con lo siguiente:

I. El Consejo de Administración estará integrado por un mínimo de 5 (cinco) y un máximo de 20 (veinte) Consejeros Propietarios.

II. Al menos el 25% (veinticinco por ciento) de los miembros del consejo deberán ser independientes en los términos de lo previsto por el Artículo 14 Bis de la Ley del Mercado de Valores.

III. Por cada Consejero Propietario se designará su respectivo suplente, en el entendido de que los Consejeros Suplentes de los Consejeros Independientes, deberán tener este mismo carácter.

IV. El reporte del Comité de Auditoría deberá presentarse a la Asamblea de Accionistas.

TRIGESIMOPRIMERA BIS TRANSITORIA.—Independientemente de la obligación de la Sociedad de cumplir con los principios establecidos en el tercer párrafo y sus fracciones, de la Cláusula Trigesimoprimera de los presentes estatutos, y mientras dicha Cláusula esté en vigor, la falta de observancia de lo previsto en dicho párrafo y sus fracciones, por cualquier causa, no generará ni le otorgará el derecho a terceros de impugnar la falta de validez en relación con los actos jurídicos, contratos, acuerdos, convenios o cualquier otro acto que celebre la Sociedad por medio de, o a través de su Consejo de Administración o cualquier otro órgano intermedio, delegado, mandatario o apoderado, ni se considerarán requisitos de validez o de existencia de tales actos.

TRIGESIMOSEGUNDA.—Ni los miembros del Consejo de Administración y sus suplentes ni el Comisario y su suplente, ni, en su caso, los miembros del Comité Ejecutivo, o de cualquier otro Comité, incluyendo el Comité de Auditoría, ni los administradores y gerentes deberán de prestar garantía para asegurar el cumplimiento de las responsabilidades que pudieren contraer en el desempeño de sus encargos, salvo que la Asamblea de Accionistas que los hubiere designado establezca dicha obligación.

Los accionistas que representen cuando menos el 15% (quince por ciento) del capital social, podrán ejercitar directamente la acción de responsabilidad civil contra los administradores, siempre que se satisfagan los requisitos establecidos en el Artículo 163 de la Ley General de Sociedades Mercantiles. Dicha acción podrá ejercerse también respecto de los comisarios e integrantes del comité de auditoría, ajustándose al citado precepto legal.

TRIGESIMOTERCERA.—El Consejo de Administración se reunirá por lo menos una vez cada tres meses en la Ciudad de México o en cualquier otro lugar de la República Mexicana que para tal efecto se señale, y en las fechas que para tal propósito establezca el propio Consejo. A estas juntas deberán ser convocados los miembros del Consejo, por el Presidente o por el Copresidente del mismo, o a través del Secretario o del Pro-Secretario de dicho cuerpo colegiado.

Además de las juntas regulares a que se alude anteriormente, el Consejo de Administración se reunirá siempre que por cualquier medio escrito fehaciente sean citados para tal efecto sus miembros con una anticipación no menor de cinco días naturales, por el Presidente o por al menos el 25% (veinticinco por ciento) de los Consejeros o por uno de los Comisarios o por el Secretario o por el Pro-Secretario. Los Comisarios deberán ser citados a todas las sesiones del Consejo, a las que podrán asistir con voz pero sin voto.

Las sesiones del Consejo de Administración serán presididas por el Presidente o por el Copresidente del Consejo, indistintamente, y a falta de éstos por uno de los Vicepresidentes, indistintamente, y a falta de ellos, por cualquiera de los Consejeros mexicanos presentes que designen los Consejeros que hayan concurrido a la sesión de que se trate. Fungirá como Secretario el del Consejo o el Pro-Secretario y faltando éstos dos, la persona que los Consejeros presentes designen.

Las convocatorias para las sesiones de Consejo de Administración deberán contener el orden del día al que la reunión respectiva deberá sujetarse. El Consejo funcionará válidamente siempre que concurran la mayoría de los miembros que lo integran y siempre que los asistentes sean mexicanos en su mayoría y sus resoluciones serán válidas si se adoptan por mayoría de votos de los Consejeros que asistan a la sesión. En caso de empate, el Presidente del Consejo de Administración tendrá voto de calidad.

Se establece expresamente que dentro de las facultades del Consejo de Administración se encuentra comprendida la de contratar cualquier clase de deuda, en cualesquiera mercados de México y del Exterior.

Para resolver respecto de cualquiera de los asuntos que se relacionan en los puntos (1) a (12) de la Cláusula Cuadragésima, el Consejo de Administración consultará previamente al Comité Ejecutivo. Para este efecto el Comité Ejecutivo estará obligado a hacer llegar su recomendación en un plazo no mayor a diez días naturales contados a partir del requerimiento del Consejo, del Presidente o del Copresidente del Consejo de Administración o del Director General de la Sociedad. En caso de que el Comité Ejecutivo no haga llegar su recomendación en el plazo indicado o bien si los miembros del Comité no llegan a un acuerdo en una sesión debidamente convocada de dicho Comité, entonces el Consejo resolverá sobre cualquier punto, aun sin contar con recomendación alguna del Comité Ejecutivo.

No obstante lo anterior, si se determina por la mayoría de los miembros del Consejo de Administración o cualquier órgano de la Sociedad, incluyendo al Director General, de buena fe, que el asunto sujeto a revisión por el Comité Ejecutivo no puede esperar hasta la siguiente sesión, para su revisión y consideración, porque el tiempo sea esencial, entonces ese asunto en particular podrá

ser resuelto por el Consejo y/o por cualquier órgano de la Sociedad incluyendo al Director General, sin la recomendación del Comité Ejecutivo.

TRIGESIMOCUARTA.—De cada sesión del Consejo se levantará acta, en la que se consignarán las resoluciones aprobadas, deberá ser asentada en el libro de actas correspondiente y será firmada por quien haya presidido la sesión, por la persona que haya actuado como Secretario y, en su caso, el Comisario en funciones que haya asistido a la reunión.

De conformidad con lo previsto en el último párrafo del Artículo 143 de la Ley General de Sociedades Mercantiles, el Consejo de Administración podrá válidamente tomar resoluciones sin ser necesario que se reúnan personalmente sus miembros en sesión formal; de igual forma lo podrá hacer el Comité Ejecutivo. Los acuerdos que se tomen fuera de sesión deberán ser aprobados, en todos los casos, por el voto favorable de la totalidad de los miembros propietarios del órgano de que se trate o, en caso de ausencia temporal, definitiva o incapacidad de alguno de ellos, con el voto favorable del miembro suplente que corresponda, de conformidad con las siguientes disposiciones:

I. El Presidente o el Copresidente o uno de cualesquiera de los Vicepresidentes, por su propia iniciativa o a petición del Comisario o de cualesquiera dos miembros propietarios del Consejo de Administración o del Comité Ejecutivo, deberá comunicar a todos los miembros propietarios o, en su caso, suplentes del órgano social de que se trate y al Comisario, en forma verbal o escrita y por el medio que estime conveniente, de los acuerdos que se pretendan tomar fuera de sesión y las razones que los justifiquen. Asimismo, el Presidente o el Copresidente deberá proporcionar a todos ellos, en caso de que lo solicitaren, toda la documentación y aclaraciones que requieran al efecto. El Presidente o el Copresidente o uno de cualesquiera de los Vicepresidentes podrá auxiliarse de uno o más miembros del Consejo o del Comité que él determine, o del Secretario o el Pro-Secretario, para realizar las comunicaciones referidas.

II. En el caso de que la totalidad de los miembros propietarios del Consejo o del Comité Ejecutivo o, en su caso, los suplentes cuyo voto se requiera, manifestaren verbalmente al Presidente o al Copresidente o a los miembros que los auxilien, su consentimiento con los acuerdos o resoluciones que se les hubieren sometido a consideración, deberán confirmar por escrito su consentimiento a más tardar el segundo día hábil siguiente a la fecha en que lo hubieren manifestado en la forma que se establece en la fracción III siguiente. La confirmación escrita se deberá enviar al Presidente o al Copresidente o al Secretario o al Pro-Secretario a través del correo, telex, telefax, telegrama o mensajería, o a través de cualquier otro medio que garantice que la misma se reciba dentro de los dos días hábiles siguientes.

III. Para los efectos de lo previsto en la fracción II anterior, el Presidente o el Copresidente deberá enviar por escrito a cada uno de los miembros del órgano de que se trate, ya sea directamente o a través de las personas que los auxilien, un proyecto formal de acta que contenga los acuerdos o resoluciones que se pretendan adoptar fuera de sesión y cualquier otra documentación que estimen necesaria, con el propósito de que, en su caso, una vez hechas las modificaciones que se requieran, el proyecto de acta de que se trate sea reenviado al Presidente o al Copresidente o al Secretario o al Pro-Secretario, debidamente firmado de conformidad al calce, por cada uno de los miembros del Consejo o del Comité Ejecutivo, según sea el caso.

IV. Una vez que el Presidente o el Copresidente o el Secretario o el Pro-Secretario reciban las confirmaciones por escrito de la totalidad de los miembros del órgano de que se trate, procederán de inmediato a asentar el acta aprobada en el libro de actas respectivo, la cual contendrá la totalidad de las resoluciones tomadas, misma que se legalizará con la firma del Presidente y del Secretario. La fecha del acta señalada será aquélla en la cual se obtuvo el consentimiento verbal o escrito de todos los miembros de que se trate, aun cuando en tal momento no se hubieren recibido las confirmaciones por escrito, mismas que una vez recibidas deberán integrarse a un expediente que al efecto deberá llevar la Sociedad. Asimismo, deberán integrarse a dicho expediente las observaciones por escrito que, en su caso, hubiere hecho el Comisario al proyecto de resoluciones respectivo.

TRIGESIMOQUINTA.—El Consejo de Administración, en la primera junta que celebre después de verificarse la Asamblea de Accionistas que lo hubiere nombrado, o en cualquier otra sesión que celebre, nombrará de entre sus miembros un Presidente, y podrá designar, si lo estima pertinente, un Copresidente, uno o varios Vicepresidentes, un Tesorero, un Secretario, un Pro-Tesorero y un Pro-Secretario, así como cualesquiera otros funcionarios del Consejo de Administración que éste órgano considere necesarios, en el concepto de que el Presidente y, en su caso, el Copresidente y el o los Vicepresidentes requerirán ser miembros del Consejo de Administración. Los funcionarios del Consejo de Administración durarán en su cargo hasta que sus sucesores hayan sido electos y tomen posesión de sus puestos y desempeñarán las funciones inherentes a sus respectivos cargos. Cualquiera de los funcionarios podrá ser removido de su cargo sin expresión de causa por resolución del Consejo de Administración. Las faltas temporales o definitivas del Presidente podrán ser suplidas por el Copresidente, si lo hubiere, y de no ser así, serán suplidas indistintamente por uno de los Vicepresidentes si lo hubiere; todo lo anterior, sin perjuicio de que en cualquier tiempo el Consejo de Administración podrá nombrar, de entre los Consejeros designados por cuando menos la mayoría de las acciones comunes, al Consejero mexicano que habrá de suplir temporalmente o sustituir definitivamente al Presidente. Si habiendo sido nombrado el Copresidente llegara a faltar en forma definitiva, el cargo será ocupado por la persona que en su caso y oportunidad decidiera nombrar el Consejo de Administración. Las faltas temporales o definitivas del Tesorero y del Secretario serán suplidas, respectivamente, por el Pro-Tesorero y por el Pro-Secretario, si los hubiere, o faltando éstos por las personas que el Consejo designe.

DE LAS FACULTADES DEL CONSEJO DE ADMINISTRACIÓN Y

DE LA REGULACIÓN DEL COMITÉ DE AUDITORÍA

TRIGESIMOSEXTA.—El Consejo de Administración tendrá las más amplias facultades para la buena administración de los negocios de la Sociedad, y contará con poder general amplísimo para pleitos y cobranzas, para administrar bienes y para ejercer actos de dominio, sin limitación alguna, o sea con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, en los términos de los tres primeros párrafos del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal, y de sus Artículos correlativos del Código Civil Federal y de los respectivos Códigos Civiles de todos los Estados de la República Mexicana; incluidas las facultades que enumera el Artículo dos mil quinientos ochenta y siete del mismo ordenamiento y de sus Artículos correlativos. De una manera enunciativa y no limitativa, se le fijan de una manera expresa las siguientes facultades:

I.—Representar a la Sociedad ante toda clase de autoridades, sean estas Federales, Estatales o Municipales; representar a la Sociedad ante toda clase de personas físicas o morales, nacionales o extranjeras; representar a la Sociedad ante Juntas de Conciliación y ante Juntas de Conciliación y Arbitraje, sean éstas Federales o Locales, con facultades expresas para todos los efectos previstos en las fracciones II y III del Artículo 692 de la Ley Federal del Trabajo, en concordancia con los Artículos 786 y 876 del mismo ordenamiento normativo; por lo que queda expresamente facultado para absolver y articular posiciones a nombre y en representación de la Sociedad, conciliar, transigir, formular convenios, presentar denuncias y querellas, presentar y desistirse de toda clase de juicios y recursos, aún el de amparo, y representar a la Sociedad ante toda clase de autoridades, ya sean judiciales, administrativas y cualesquiera otras que se aboquen al conocimiento de conflictos laborales; presentar demandas de amparo y, en su caso, desistirse de las mismas; presentar querellas y, en su caso, conceder el perdón; presentar denuncias y constituirse en coadyuvante del Ministerio Público; desistirse; transigir; comprometer en árbitros; absolver y articular posiciones; recusar y recibir pagos.

II.—Otorgar, suscribir, endosar y avalar toda clase de títulos de crédito.

III.—Designar a los funcionarios, empleados, gerentes y apoderados de la Sociedad, a quienes deberá señalar sus deberes, obligaciones y remuneración.

IV.—Establecer o clausurar oficinas, sucursales o agencias.

V.—Adquirir acciones, participaciones sociales y valores emitidos por terceros y ejercitar el derecho de voto sobre tales acciones o participaciones sociales de otras empresas.

VI.—Celebrar, modificar, terminar y rescindir contratos.

VII.—Aceptar a nombre de la Sociedad mandatos de personas físicas y morales, Mexicanas o Extranjeras.

VIII.—Establecer cuentas bancarias y retirar depósitos de la mismas y designar las personas autorizadas para uso de la firma social, para depositar en las referidas cuentas bancarias y retirar depósitos de éstas, con las limitaciones que el Consejo tuviere a bien establecer.

IX.—Constituir garantías reales y personales y afectaciones fiduciarias para garantizar obligaciones de la Sociedad y constituirse en deudor solidario, fiador y, en general, obligado al cumplimiento de obligaciones de terceras personas y establecer las garantías reales y afectaciones fiduciarias para asegurar el cumplimiento de estas obligaciones.

X.—Conferir, substituir y delegar poderes generales y especiales para actos de dominio, que deberán ser otorgados para que sean ejercitados conjuntamente por cuando menos dos personas y conferir, substituir y delegar poderes generales y especiales para actos de administración y para pleitos y cobranzas, que podrán ser ejercitados conjunta o separadamente, según lo determine el propio Consejo, y revocar poderes; siempre que con ello no se substituya totalmente al Consejo en sus funciones; pudiendo el Consejo, a su vez, transmitir total o parcialmente a los terceros a quienes les otorgue poderes, las facultades para conferir, substituir y delegar poderes contenidas en el presente inciso, bajo la forma y términos que considere convenientes, siempre que con ello tampoco se sustituya totalmente al Consejo en sus funciones.

XI.—Conferir facultades para otorgar, suscribir, endosar y avalar toda clase de títulos de crédito, en el entendido de que la facultad para avalar títulos de crédito, deberá ser siempre conferida para que sea ejercitada conjuntamente por cuando menos dos personas.

XII.—Convocar a Asambleas de Accionistas y ejecutar las resoluciones que se adopten en las mismas.

XIII.—Celebrar cualesquiera actos jurídicos y adoptar cualesquiera determinaciones que sean necesarias o convenientes para lograr los objetos sociales.

XIV.—La facultad indelegable de aprobar las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre la Sociedad y sus socios, con personas que formen parte de la administración de la Sociedad o con quienes dichas personas mantengan vínculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el cónyuge o concubinario; la compra o venta del 10% (diez por ciento) o más del activo; el otorgamiento de garantías por un monto superior al 30% (treinta por ciento) de los activos, así como operaciones distintas de las anteriores que representen más del 1% (uno por ciento) del activo de la Sociedad. Los miembros del Consejo de Administración serán responsables de las resoluciones a que lleguen con motivo de los asuntos a que se refiere esta fracción XIV, salvo en el caso establecido por el Artículo 159 de la Ley General de Sociedades Mercantiles. También tendrá la facultad de aprobar las operaciones que las subsidiarias de la Sociedad pretendan celebrar con personas relacionadas o que impliquen comprometer su patrimonio en los términos del Artículo 14 Bis 3 fracción IV, inciso d) de la Ley del Mercado de Valores.

XV.—Constituir un Comité de Auditoría, el cual se integrará en la forma y términos que a continuación se indican:

1.	El Comité de Auditoría estará integrado con consejeros, de los cuales el Presidente y la mayoría de ellos deberán ser independientes y contará con la presencia del o los Comisarios de la Sociedad, quienes asistirán a sus reuniones en calidad de invitados con derecho a voz y sin voto.

2.	El Comité de Auditoría tendrá, entre otras, las siguientes funciones:

a)	Elaborar un reporte anual sobre sus actividades y presentarlo al Consejo de Administración;

b)	Opinar sobre transacciones de la Sociedad con personas relacionadas a que alude la fracción XIV de la presente Cláusula Trigesimosexta, así como sobre las operaciones que las subsidiarias de la Sociedad pretendan celebrar con personas relacionadas o que impliquen comprometer su patrimonio en los términos del Artículo 14 Bis 3 fracción IV, inciso d) de la Ley del Mercado de Valores; y

c)	Proponer la contratación de especialistas independientes en los casos en que lo juzgue conveniente, a fin de que expresen su opinión respecto de las transacciones de la Sociedad a que se refiere la fracción XIV de la presente Cláusula Trigesimosexta.

3.	El Comité de Auditoría podrá establecer las normas que regulen su funcionamiento.

Por otra parte, y a fin de proveer lo necesario para someter a la opinión del Comité de Auditoría y a la aprobación del Consejo de Administración de la propia Sociedad, las operaciones que sus subsidiarias pretendan celebrar con personas relacionadas o que impliquen comprometer su patrimonio en los términos del Artículo 14 Bis 3 fracción IV, inciso d) de la Ley del Mercado de Valores, se establece que cuando dichas subsidiarias vayan a realizar este tipo de operaciones se deberá dar cumplimiento a las medidas que se contienen en las siguientes disposiciones:

I. El Director General y/o el titular del área interna de la Sociedad a cargo de las funciones de finanzas llevarán a cabo las acciones necesarias, a fin de que el Director General o su equivalente y/o el titular del área correspondiente de la subsidiaria de la Sociedad de que en cada caso se trate, les informe oportunamente sobre los términos y condiciones de las respectivas operaciones.

II. El Director General y/o el titular del área interna de la Sociedad a cargo de las funciones de finanzas, una vez que verifiquen que se trata de operaciones de las antes referidas, proporcionarán a los miembros del Comité de Auditoría la información de las respectivas operaciones de las subsidiarias de que en cada caso se trate.

III. Los miembros del Comité de Auditoría analizarán las operaciones respectivas, emitirán su opinión en relación con las mismas y la harán del conocimiento del Director General y/o el titular del área interna de la Sociedad a cargo de las funciones de finanzas.

IV. El Director General de la Sociedad, en su oportunidad, someterá a la consideración del Consejo de Administración las operaciones correspondientes, y el Presidente del Comité de Auditoría informará sobre las respectivas opiniones emitidas por parte de los miembros de dicho Comité, a fin de que el Consejo de Administración dicte las resoluciones que al efecto considere procedentes.

DEL PRESIDENTE, DEL COPRESIDENTE Y DE LOS VICEPRESIDENTES

TRIGESIMOSEPTIMA.—El Presidente del Consejo de Administración deberá ser nombrado de entre los Consejeros mexicanos designados por cuando menos la mayoría de las acciones comunes, tendrá las facultades que le confiera el Consejo de Administración o la Asamblea de Accionistas de la Sociedad, los presentes estatutos y la Ley, y en forma enunciativa pero no limitativa, presidirá las Asambleas de Accionistas y las sesiones del Consejo, será el representante del Consejo, ejecutará las resoluciones de las Asambleas y del Consejo de Administración, a menos que aquélla o éste designen un Delegado para la ejecución de las mismas, vigilará en general las operaciones sociales, cuidando del exacto cumplimiento de los presentes estatutos, de los reglamentos y de los acuerdos y disposiciones de las Asambleas, del Consejo y de la Ley y firmará en unión del Secretario y, en su caso, del Comisario, las actas de las Asambleas y de las sesiones del Consejo que presida. El Presidente del Consejo tendrá voto de calidad en caso de empate. El Copresidente deberá ser nombrado de entre los Consejeros mexicanos designados por cuando menos la mayoría de las acciones comunes, y tendrá las mismas facultades del Presidente, con excepción de aquellas facultades que el Consejo de Administración o la Asamblea de Accionistas de la Sociedad, los presentes estatutos y la Ley, reserven para el Presidente; y también suplirá las faltas temporales o definitivas del Presidente del Consejo de Administración en el orden y bajo los términos establecidos en la Cláusula Trigesimoquinta de los presentes estatutos sociales. El o los Vicepresidentes deberán ser nombrados de entre los Consejeros mexicanos designados por cuando menos la mayoría de las acciones comunes. En caso de ausencia temporal o definitiva del Presidente del Consejo de Administración, y si no hubiera sido designado el Copresidente, las funciones del primero de ellos, serán desempeñadas, con las mismas facultades, indistintamente por uno de los Vicepresidentes, en el orden y bajo los términos que se establecen en los presentes estatutos.

DEL TESORERO

TRIGESIMOCTAVA.—El Tesorero tendrá las atribuciones que el Consejo de Administración le asigne, pudiendo substituirlo en caso de ausencia el Pro-Tesorero y faltando éste, la persona que el Consejo designe.

DEL SECRETARIO Y DEL PRO-SECRETARIO

TRIGESIMONOVENA.—El Secretario tendrá las facultades que le confiera el Consejo de Administración o la Asamblea de Accionistas de la Sociedad, los presentes estatutos y la Ley, y en forma enunciativa pero no limitativa, vigilará que se lleven los libros de actas, en uno de los cuales se asentarán todas las actas de las Asambleas de Accionistas y en otro todas las actas del Consejo de Administración, y firmará las correspondientes a las Asambleas de Accionistas y sesiones del Consejo en las que haya fungido como Secretario, en unión de la o las demás personas que se señalan en los presentes estatutos. En caso de ausencia hará sus veces el Pro-Secretario, si lo hubiere, y en ausencia de éste la persona que el Presidente en funciones designe. El Secretario y el Pro-Secretario no requerirán ser Consejeros.

DEL COMITE EJECUTIVO

CUADRAGESIMA.—La Asamblea de Accionistas, por el voto favorable de la mayoría de las acciones comunes representativas del capital social, nombrará de entre los miembros del Consejo de Administración a un Comité Ejecutivo que estará integrado por el número de miembros propietarios y, en su caso, los suplentes que determine la Asamblea. La mayoría de los miembros del Comité Ejecutivo deberán ser de nacionalidad mexicana y designados por accionistas mexicanos por el voto favorable de la mayoría de las acciones comunes representativas del capital social.

El Comité Ejecutivo es un órgano delegado del Consejo de Administración y tendrá las facultades que se establecen en la Cláusula Trigesimosexta de estos estatutos, excepto la referida en el párrafo XII de dicha Cláusula, en el concepto de que las facultades conferidas al Comité Ejecutivo no comprenderán las reservadas privativamente por la Ley o los estatutos a otro órgano de la sociedad. El Comité Ejecutivo no podrá delegar la totalidad de sus facultades en uno o más apoderados o delegados. Sujeto a lo previsto en estos estatutos, específicamente el Comité Ejecutivo deberá examinar inicialmente y aprobar o, en su caso, proponer al Consejo de Administración, para la aprobación de éste, recomendaciones acerca de los siguientes asuntos:

1. Cualquier reforma, cambio u otra modificación o reforma integral a estos estatutos sociales;

2. La emisión, autorización, cancelación, alteración, modificación, reclasificación, amortización o cualquier cambio en, a, o respecto de cualquier valor que represente el capital social de la sociedad o cualquiera de sus subsidiarias;

3. La venta u otra disposición (salvo inventarios, activos obsoletos o transferencias en el curso ordinario de negocios de la sociedad, o de cualquiera otra subsidiaria) de, o el imponer un gravamen (salvo gravámenes derivados de ley) en, cualquier activo de la sociedad o sus subsidiarias con valor en exceso del equivalente en moneda nacional de $300 (trescientos) millones de Dólares Moneda de Curso legal en los Estados Unidos de América;

4. Comenzar una nueva línea de negocios, o la compra de un interés en, otra persona o entidad por la Sociedad, o sus subsidiarias por o en un monto en exceso del equivalente en moneda nacional de $100 (cien) millones de Dólares Moneda de Curso legal en los Estados Unidos de América;

5. Discusión del presupuesto anual de gastos de capital;

6. Revisión y consideración de cualquier transacción relacionada con deuda neta adicional, prestamos o empréstitos de la sociedad o sus subsidiarias, nuevos, en exceso del equivalente en moneda nacional de $300 (trescientos) millones de Dólares Moneda de Curso legal en los Estados Unidos de América, o una nueva facilidad de crédito revolvente de la sociedad o cualquiera de sus subsidiarias permitiendo un monto agregado de préstamos en una sola ocasión en exceso del equivalente en moneda nacional de $300 (trescientos) millones de Dólares Moneda de Curso legal en los Estados Unidos de América;

7. Discusión del plan de negocios o presupuesto anual;

8. Revisión y consideración del Director General de la sociedad;

9. Fusión, consolidación u otra transacción similar que afecte a la sociedad o sus subsidiarias;

10.Celebrar contratos o transacciones, en o para beneficio directo de algún accionista de la Serie “AA” o de sus afiliadas, sin que dicha transacción esté contemplada dentro de las políticas adoptadas por el Comité Ejecutivo;

11. Discusión de la política de dividendos de la sociedad; y

12. La cesión de nombres comerciales y marcas importantes o el crédito mercantil asociado a ellas.

Los asuntos anteriores, podrán ser resueltos indistintamente por el Consejo de Administración o por el Comité Ejecutivo.

El Comité Ejecutivo funcionará válidamente siempre que concurran la mayoría de los miembros que lo integren y siempre que la mayoría de los miembros designados por accionistas mexicanos estén presentes, y sus resoluciones serán válidas si se adoptan por mayoría de votos de los asistentes. Los miembros del Comité Ejecutivo llevarán a cabo sus mejores esfuerzos para llegar a posiciones comunes en los temas que se les presenten.

En caso de empate, el Presidente del Comité tendrá voto de calidad.

El Comité Ejecutivo, se reunirá con la frecuencia que sea necesaria a fin de estar involucrado permanentemente en los asuntos de su competencia. En todo caso, el Comité se reunirá cuando se considere necesario pero al menos antes de cada sesión del Consejo de Administración. Deberá de convocarse a sus miembros con al menos 5 (cinco) días naturales de anticipación, (a través de telefax y mensajería), en el entendido de que un plazo más corto podrá utilizarse o podrá omitirse el requisito si todos los miembros del Comité Ejecutivo lo aprueban. La convocatoria deberá contener, entre otros aspectos, un orden del día identificando con detalle razonable todas las materias a ser discutidas en la sesión y será acompañada de copias de los papeles relevantes a ser discutidos en la sesión. En caso de que se convoque a la reunión del Comité y se discuta un asunto no contenido en la convocatoria o respecto al cual no se hubieren entregado a los miembros del Comité los papeles relevantes a ser discutidos, y no se llegue a una resolución por unanimidad, entonces, el desahogo del asunto se diferirá hasta la siguiente sesión regular del Comité, o hasta que se resuelva por unanimidad o se subsanen los requisitos indicados.

No obstante lo anterior, si se determina por la mayoría de los miembros del Comité Ejecutivo de buena fé que el asunto sujeto a revisión por el Comité Ejecutivo no puede esperar hasta la siguiente sesión regular del Comité Ejecutivo, para su revisión y consideración, porque el tiempo sea esencial, entonces ese asunto en particular podrá ser resuelto por mayoría simple de presentes y deberá de ser discutido con todos los miembros del Comité antes de que se tome una resolución y la perspectiva de cada miembro del Comité se reflejará en el acta de la siguiente sesión regular del Comité.

El Comité Ejecutivo formulará su propio reglamento de trabajo, en base a estos estatutos, el cual deberá ser sometido para su aprobación al Consejo de Administración.

En todo caso, se convocará a los Comisarios de la sociedad a las sesiones del Comité Ejecutivo quienes tendrán voz pero no voto y el Comité Ejecutivo informará al Consejo de Administración, en las Sesiones que éste celebre, sobre el ejercicio que hubiere hecho de sus facultades.

DE LA VIGILANCIA DE LA SOCIEDAD

CUADRAGESIMOPRIMERA.—La vigilancia de la sociedad estará a cargo del o de los Comisarios y sus correspondientes suplentes que por mayoría de votos de las acciones comunes elija la Asamblea General de Accionistas. Los Comisarios no necesitan ser accionistas y tendrán las facultades y obligaciones que la Ley determina y durarán en sus cargos un año, en la inteligencia de que seguirán desempeñándolos hasta que los designados para substituirlos tomen posesión de sus cargos. Los Comisarios podrán ser reelectos. Los Comisarios Suplentes substituirán a sus Comisarios Propietarios cuando éstos no pudieren desempeñar, por cualquier razón, los menesteres propios de su encargo.

Los Comisarios deberán ser convocados, además de a las sesiones del Consejo de Administración, a todas las sesiones de aquellos órganos intermedios de consulta en los que el Consejo de Administración haya delegado alguna facultad.

CUADRAGESIMOSEGUNDA.—Para desempeñar el cargo de Comisario los electos deberán caucionar su manejo en la misma forma que los Consejeros, como está previsto en la Cláusula Trigesimosegunda.

DE LOS EJERCICIOS SOCIALES Y DEL INFORME ANUAL

A LA ASAMBLEA DE ACCIONISTAS

CUADRAGESIMOTERCERA.—Los ejercicios sociales serán de doce meses y comprenderán del primero de enero al treinta y uno de diciembre de cada año.

CUADRAGESIMOCUARTA.—Al finalizar cada ejercicio social, el Consejo de Administración elaborará un informe que por lo menos incluya la información a que se refiere el artículo 172 de la Ley General de Sociedades Mercantiles, que deberá quedar concluido dentro de los tres meses siguientes a la clausura del correspondiente ejercicio social. El Consejo de Administración entregará el informe al o a los Comisarios, por lo menos un mes antes de la fecha de la Asamblea que haya de discutirlo, junto con los documentos justificativos. Cuando menos con quince días de anticipación a la fecha en que se celebrará la Asamblea que discutirá el informe de los Administradores, el o los Comisarios deberán concluir su informe respecto a la veracidad, suficiencia y razonabilidad de la información presentada por el Consejo de Administración, en el que cuando menos incluyan toda la información a que se refiere la fracción IV del artículo 166 de la Ley General de Sociedades Mercantiles. El informe del Consejo de Administración a que se refiere esta cláusula, incluido el informe del o de los Comisarios, deberá quedar terminado y ponerse a disposición de los accionistas por lo menos quince días antes de la fecha de la asamblea que lo discutirá. Los accionistas tendrán derecho a que se les entregue una copia del informe correspondiente.

FONDO DE RESERVA Y MANERA DE DISTRIBUIR

LAS UTILIDADES Y PERDIDAS

CUADRAGESIMOQUINTA.—Las utilidades netas que, en su caso, arrojen los Estados Financieros, después de ser aprobados por la Asamblea Anual Ordinaria de Accionistas, se distribuirán en la siguiente forma:

a) Se separará en primer término un 5% (cinco por ciento) para la constitución o reconstitución del fondo legal de reserva, hasta que represente una cantidad igual a la quinta parte del capital social.

b) Luego se separará la cantidad que, en su caso, acuerde la Asamblea General para constituir los fondos extraordinarios, especiales o adicionales que se estimen convenientes.

c) Se separarán las cantidades que la Asamblea acuerde aplicar para crear o incrementar reservas generales o especiales.

d) El remanente de las utilidades podrá ser distribuido como dividendo entre los accionistas, en proporción a sus respectivos pagos de las acciones de que sean titulares, de aquéllas en que se divida el capital social.

Los pagos de dividendos se harán contra los cupones respectivos, a no ser que la Asamblea acuerde otra forma de comprobación. Los dividendos no cobrados en cinco años contados a partir de la fecha que se fije para su pago prescribirán en favor de la sociedad.

La Asamblea anual fijará la remuneración de los Consejeros y Comisarios.

Si hubiere pérdidas, éstas serán soportadas por los accionistas en proporción al respectivo número de sus acciones, pero limitada siempre la obligación de los accionistas al pago del importe de sus suscripciones, sin que pueda exigírseles ningún pago adicional.

DE LAS CAUSAS DE LA DISOLUCION

CUADRAGESIMOSEXTA.—La Sociedad se disolverá:

I. Por expiración del término fijado en esta escritura.

II. Por imposibilidad de seguir realizando el objeto principal de la sociedad.

III. Por acuerdo de los socios tomado de conformidad con el contrato social y con la ley.

IV. Porque el número de accionistas llegue a ser inferior a dos, mínimo que exige la ley.

V. Por pérdidas de las dos terceras partes del capital social.

DE LAS BASES PARA LA LIQUIDACION,

DE LOS SOCIOS FUNDADORES Y DISPOSICIONES GENERALES

CUADRAGESIMOSEPTIMA.—Acordada la disolución, se pondrá en liquidación la sociedad y la Asamblea General Extraordinaria de Accionistas designará por mayoría de votos de las acciones comunes uno o varios liquidadores, que serán los representantes de la sociedad y tendrán las facultades y obligaciones señaladas en el Artículo doscientos cuarenta y dos de la Ley General de Sociedades Mercantiles, debiendo proceder en su oportunidad a la distribución del remanente entre los accionistas, de acuerdo con lo previsto en los Artículos doscientos cuarenta y siete y doscientos cuarenta y ocho de la propia ley.

CUADRAGESIMOCTAVA.—Los socios fundadores no se reservan ningún derecho.

CUADRAGESIMONOVENA.—Las disposiciones de la Ley General de Sociedades Mercantiles regirán en todo aquello sobre lo que no hay cláusula expresa en esta escritura.

QUINCUAGESIMA.—Cualquier controversia que se motive por la celebración, interpretación y cumplimiento de este contrato, en que sea parte la sociedad, se someterá a los tribunales federales de los Estados Unidos Mexicanos.

TELEFONOS DE MEXICO, S. A. DE C. V.

BYLAWS UPDATED AS OF APRIL 30, 2003

ON THE COMPANY

NAME AND ADDRESS

FIRST. The appearing parties hereby incorporate a Mercantile Stock Company with Variable Capital (“Sociedad Anonima Mercantil de Capital Variable”) called “TELEFONOS DE MEXICO”. This name shall always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or the initials “S.A. de C.V.”.

SECOND. The Company’s domicile is Mexico City, Federal District; however, it may set up offices, branches or agencies anywhere in the Mexican Republic or abroad.

ON THE CORPORATE PURPOSE, DURATION,

NATIONALITY AND CAPITAL STOCK

THIRD. The corporate purpose of the Company shall be as follows:

a) To build, install, maintain, operate and exploit a public telephone and telecommunications network to provide local and long distance, national and international public service of the transmission of voice, sound, data, text and images, and basic public telephone service.

b) To acquire direct ownership on real estate, subject to the provisions of Article 27 (twenty seven) of the Political Constitution of the United Mexican States and to the Foreign Investment Law and its Regulations.

c) To lease all kinds of real estate and execute all kinds of legal acts whereby the use or use and benefit of real estate is obtained or granted.

d) To acquire, sell and execute all other legal acts, which legal actions are real estate, machinery, equipment and tools that are necessary or convenient to comply with the corporate purpose.

e) To acquire, sell and execute all other legal acts related to all kinds of shares, corporate participation and equity in Mexican or foreign corporations.

f) To execute all legal acts which objective are credits or rights.

g) To execute all legal acts related to patents, trademarks and trade names.

h) To provide and receive all kinds of technical, scientific and administrative services and assistance.

i) To issue bonds and debentures.

j) To set up branches, agencies and offices within the Mexican Republic or abroad.

k) To act as agent, representative or commission agent for Mexican or foreign individuals or corporations.

l) To lend or borrow money.

m) To accept, subscribe, guarantee and endorse all kinds of credit instruments.

n) To grant all kinds of guarantees, including the establishment of real rights and trust encumbrances that are necessary or advisable to comply with corporate purposes.

ñ) To guarantee, through all legal means, including the establishment of real rights and trust encumbrances, the compliance with third party liabilities be they Mexican or foreign individuals or corporations, and to be joint debtor with third parties be they Mexican or foreign individuals or corporations.

o) To enter all legitimate acts or contracts related to the corporate purposes of a stock company.

FOURTH. The duration of the Company shall be one hundred (100) years beginning on the date of this deed.

FIFTH. This is a Mexican company. All foreigners who, in the act of incorporation or at any time thereafter acquire an interest or equity in the Company, by this simple act shall be considered Mexican regarding one and the other, and it shall be understood that they agree not to invoke the protection of their Government, subject to the penalty, in the event of non-compliance with this agreement, of forfeiting such interest or equity in favor of the Mexican Nation.

This Company, regarding the validity, interpretation or compliance with the concession that the Mexican Federal Government may grant it to build, install, maintain, operate and exploit a public telephone network to provide local and long distance, national and international public service of transmission of voice, sound, data, text and images, and basic public telephone service, shall not have any more rights or remedies than those granted by Mexican laws to Mexican nationals, and therefore, it agrees not to solicit or accept for all things concerning the operation and exploitation of the services covered by said concession, diplomatic intervention by any foreign country, or any international public or private entity, under penalty of forfeiting in favor of the Mexican Nation, all the assets and rights it may have acquired to build, establish and exploit the communication network and services under said concession.

In no case may it, directly or indirectly, assign, mortgage, or in any way encumber or alienate the concession, the rights granted therein, the network, buildings, stations, auxiliary services, agencies or accessories, in favor of any foreign Government or State nor admit them as partners in this Company.

SIXTH.—The capital stock is variable, with a minimum fixed capital stock of $402’900,048.30 (Four hundred and two million nine hundred thousand forty eight 30/100 Mexican pesos), represented by 4,306’767,010 (four billion three hundred and six million seven hundred and sixty seven thousand ten) common Series “AA”, nominative, without par value shares; 320’326,710 (three hundred and twenty million three hundred and twenty six thousand seven hundred and ten) common Series “A”, nominative, without par value shares and 11,488’908,212 (eleven billion four hundred and eighty eight million nine hundred and eight thousand two hundred and twelve) nominative, without par value, limited-voting Series “L” shares; all fully subscribed and paid.

The maximum capital stock authorized may not exceed ten (10) times the minimum fixed capital. The capital stock shall be represented by Series “AA” shares which shall account for not less than 20% (twenty percent) and not more than 51% (fifty one percent) of the capital stock and they shall represent at all times not less than 51% (fifty one percent) of ordinary shares representing that capital stock. These shall be ordinary, nominative shares without par value which may only be subscribed and acquired by Mexican investors; by Series “A” shares not in excess of 19.6% (nineteen point six percent) of the capital stock and a maximum of 49% (forty nine percent) of ordinary shares into which the capital stock is divided and which shall be ordinary, nominative, unrestricted shares, and by Series “L”, unrestricted shares with limited voting rights, which together with Series “A” shares may not exceed 80% (eighty percent) of capital stock.

Every time the capital stock is increased, such increase shall be represented proportionately by Series “AA” subseries, by Series “A” subseries and by Series “L” subseries, which shall represent totally and exclusively the pertinent increase. The Company may issue unsubscribed shares of any series comprising the variable portion of the capital stock, and these shall be kept at the Treasury, to be distributed as the subscription is carried out.

A minimum of 51% (fifty one percent) of the ordinary shares into which the capital stock is divided, must be subscribed by Mexican investors. These shall be Series “AA” shares. Up to 49% (forty nine percent) of the remaining shares, represented by Series “A” shares, may be acquired by Mexican investors and by foreign individuals or corporations and economic entities or by Mexican companies with foreign held majority capital interest or where foreigners have the authority, by whatever right, to control the management of the Company.

Series “AA” and “A” ordinary shares jointly may not represent more than 51% (fifty one percent) of the shares into which capital stock is divided.

Series “L” shares may be unrestricted and therefore may be acquired by Mexican investors or by foreign individuals or companies and economic entities or by Mexican corporations with foreign held majority capital share, or where foreigners have the authority, by whatever right, to control the management of the Company.

The Series “AA” shares may only be subscribed by Mexican investors and shall represent at all times, a percentage that may not be less than 20% (twenty percent) of the capital stock. The unrestricted Series “A” and Series “L” shares jointly may not represent more than 80% (eighty percent) of the capital stock.

Series “AA” shares shall only be subscribed or acquired by:

a) Mexican individuals.

b) Mexican corporations which articles of incorporation have a foreigners-exclusion clause, whose partners or stockholders may only be Mexican individuals and/or corporation which articles of incorporation have, in turn, a foreigners-exclusion clause.

c) Mexican corporations which articles of incorporation set forth that at least 51% (fifty one percent) of their capital stock shall only be subscribed or acquired by (i) Mexican individuals and/or (ii) Mexican corporations which articles of incorporation have a foreigners-exclusion clause, whose partners or stockholders may only be Mexican individuals and/or corporations which articles of incorporation have, in turn, a foreigners-exclusion clause, and/or (iii) Mexican corporations admitting minority foreign participation, provided in this latter case, that the shares representing the capital stock of said corporations are listed in Bolsa Mexicana de Valores, (Mexican Stock Exchange) S.A. de C.V., and had been listed prior to November 15 (Fifteen), 1990 (Nineteen ninety).

d) Mexican credit, insurance and bond institutions, and Mexican investment companies operating pursuant to the Investment Companies Act, provided that the shares or patrimonial contribution certificates of the corresponding institution or corporation are listed in Bolsa Mexicana de Valores, S.A. de C.V. and had been listed prior to November 15, 1990. -

e) Trusts expressly approved to acquire Series “AA” shares by the pertinent authorities in accordance with the Law to Promote Mexican Investment and Regulate Foreign Investment and its Regulations, in which (i) the individuals or corporations meeting the requirements stated in paragraphs a), b) and d) hereinabove have the majority of the beneficiary rights, or (ii) Series “AA” shares subject matter of the trust represent a minority of the representative shares of such Series and have to be voted by the trustee in the same way as the majority of Series “AA” shares.

The paragraph preceding this Clause and its paragraphs a) through e) shall not be amended without previous authorization from the Secretaries of Communications and Transport and of Commerce and Industrial Promotion.

The shares issued by the Company may not be acquired by foreign Governments or States and should this occur, they shall be null and void for their holder as from the time of acquisition.

SEVENTH. All shares shall have the same rights, within their corresponding series. Each Series “AA” and “A” ordinary shares / has the right to one vote at the General Stockholders Meetings. Series “L” shares only have the right to vote on matters limited to those specified in these By-laws and which shall be transcribed on the share certificates. If authorized by the Board of Directors, the share certificates shall be hand-signed by any two Directors or shall bear a printed facsimile thereof. In this latter case, the original signatures shall be filed with the Section of Commerce of the corresponding Property Registry Bureau. The share certificates shall be numbered consecutively and may cover one or several shares and shall contain dividend payment coupons. The share certificates or the provisional certificates must contain all the information required by Article one hundred and twenty-five (125) of the General Corporations Law and also clause fifth (5th) hereof.

EIGHTH. Series “L” shares only have the right to vote on the following matters: transformation of the Company, merger with another Company as merged company or merger with another Company as surviving company when the merged corporation’s corporate purpose is not related or connected to those of the surviving company and the cancellation of registration of the shares issued by the Company in the securities or special sections of the National Registry of Securities and in other foreign Stock Exchanges where they are listed.

Series “L” shares, on the basis of a resolution passed by a Special Stockholders Meeting called for such purpose, shall be entitled to appoint two (2) Directors and the corresponding Alternate Directors, to sit on the Company’s Board of Directors.

Whomever shall be authorized therefor by the Special Stockholders Meeting referred to in the preceding paragraph shall inform in writing to the Company’s Chairman of the Board, the names of the persons who have been elected by Series “L” shares to act as Directors and Alternate Directors of the Board of Directors.

NINTH. Effective on the date of this deed and at the request of the corresponding stockholders, the shares comprising the Company’s Series “A” shares may be exchanged at par for Series “L” shares by handing over the former to the Company’s Treasury and by canceling them.

TENTH. Effective January 1st, 2001 (January first, two thousand and one), at the request of the relevant stockholders, they may exchange their Series “L” shares for Series “AA” shares, if the shareholder in question is Mexican and, after complying with the requirements set forth, and to be set forth in the relevant ruling provisions, as the case may be, and if the corresponding shareholder is a foreigner, after handing them over to the Company’s Treasury

In case several stockholders request an exchange of their Series “L” shares for Series “AA” shares on the same date, and there are not sufficient “AA” shares at the Company’s Treasury to meet such requests, the exchange shall be carried out amongst all the corresponding stockholders, in proportion to the number of shares requested by each of the applicants.

ELEVENTH. Effective on the date of this deed, at the request of Series “AA” stockholders, such shares may be exchanged at par for Series “L” shares, provided that after such exchange, the percentage of Series “AA” shares does not represent less than 20% (twenty percent) of the capital stock, by handing over the former to the Company’s Treasury.

TWELFTH. The Company shall maintain a Stockholders register and shall consider as owners of shares those who are so determined therein. At the request of any interested party and subject to the required proof, the Company must record in said register the transfers that may be carried out.

Pursuant to the terms of Article 130 of the General Corporations Law that establishes that the assignment or acquisition by any title of shares issued by the Corporation, may only be carried out after previous authorization from the Board of Directors if the number of shares to be assigned or acquired, alone or together with prior transactions of the same stockholder, or a group of inter-related stockholders, acting together, represents 10% (ten percent) or more of the shares issued by the Corporation. While the Corporation keeps the shares issued registered in the National Securities and Intermediaries Registry, the previous requirement, in the case of transactions carried out through the stock exchange, shall be also subject to the rules established accordingly by the Securities Market Law and/or those that in accordance with it, are issued by the National Banking and Securities Commission. If the Board of Directors, pursuant to this clause denies the authorization, it shall appoint one or more buyers of the shares, who shall pay to the interested party the price registered in the stock exchange. If the shares are not registered in the National Securities and Intermediaries Registry, the price to be paid shall be determined in accordance with Article 130 mentioned hereinabove.

When the Corporation’s shares are registered in the Securities Section of the National Securities and Intermediaries Registry, pursuant to the Securities Market Law and the general provisions thereto issued by the National Banking and Securities Commission, in case the registration of the Corporation’s shares is cancelled at the Securities Section of that Registry, whether by request of the Corporation itself or by resolution adopted by the National Banking and Securities Commission pursuant to the law, the stockholders who are the holders of the majority of the ordinary shares or are able in any way, to impose decisions at the General Stockholders’ meetings or to appoint the majority of the Company’s Board of Directors members, bind themselves to make a purchase public offering prior to cancellation, abiding if this be the case by provisions under Article 8 section III of the “Provisions Applicable to the issuers of securities and to other participants in the exchange market” issued by the National Banking and Securities Commission.

The stockholders mentioned in the paragraph hereinabove, will have the obligation to put in a trust for a minimum six month period, the necessary funds to buy at the same price of the offer the shares of the stockholders who did not attend, if after the purchase public offering has been made and prior to the cancellation of the registration in the National Securities Registry, the aforementioned stockholders are not able to obtain 100% (one hundred per cent) of the capital stock paid.

The persons or the group of persons acquiring, who obtain or increase a significative contribution of the Company, without previously promoting an offer pursuant to the provisions under the “General Rules applicable to Acquisitions of Securities that should Disclosed and of Public Offerings of Securities Purchases”, issued by the National Banking and Securities Commission may not exercise the corporate rights derived from the corresponding securities with voting rights, and the Company shall abstain from registering those shares in the registry referred to in Articles 128 (one hundred and twenty eight) and 129 (one hundred and twenty nine) of the General Corporations Law.

Company subsidiaries may not directly or indirectly invest in the capital stock of the latter, or any other corporation of which the Company is its subsidiary. The term subsidiary in these bylaws will have the meaning established therefor by the generally accepted accounting principles in the United Mexican States.

THIRTEENTH.—The variable capital of the corporation may be increased or decreased without having to amend the bylaws, and the only formality being that the increases or decreases be resolved at the Extraordinary Stockholders Meeting and that they be registered before Notary Public, without having to register the corresponding deed testimony in the Commerce Section of the corresponding Property and Commerce Public Registry; except when the stockholders exercise their withdrawal right, or in the case of the increases or decreases referred to in Article 14 Bis 3, Section I of the Securities Market Law, in which cases the approval or registration before Notary Public mentioned hereinabove will not be necessary.

The minimum fixed capital of the Corporation may not be increased or decreased unless it is resolved at an Extraordinary Stockholders Meeting and the corresponding bylaws are amended, except when dealing with increases or decreases mentioned in Article 14 Bis 3, Section I of the Securities Market Law.

All capital increases or decreases shall be registered in the Book carried therefor by the Corporation.

A capital stock increase may not be decreed unless all the shares previously issued by the Corporation are fully subscribed and paid.

When the capital stock is increased, all stockholders shall enjoy preferential rights to subscribe the shares issued or outstanding, based on the number of the corresponding Series’ shares they hold. The right granted in this paragraph shall be exercised within the thirty (30) calendar days following the day in which the corresponding resolutions are published in the Federal Official Gazette and in another major newspaper in Mexico City Federal District.

A reduction in the variable portion of the capital stock shall be made by proportionately amortizing the shares’ series into which the capital stock is divided, by amortization of complete shares, by reimbursing them to the stockholders at the market value of the day in which the corresponding capital stock reduction is decreed. The stockholders shall have the right to request at the corresponding Stockholders Meeting, the proportional amortization of the shares in question and, if no agreement is reached for that purpose, the shares to be amortized shall be determined by draw before Notary Public or public brokers.

After the shares to be amortized have been determined, a notice shall be published in the Federal Official Gazette and in another major newspaper of Mexico City, Federal District, stating the number of shares to be withdrawn from the market and the number of share certificates that consequently have to be cancelled or, as the case may be, exchanged and the credit institution in which the amount reimbursed is deposited, and this deposit shall be available to the stockholders from the date the notice is published onward, without earning any interest.

The Corporation may acquire shares representing its capital stock at the stock exchange at the current market price, pursuant to the terms of Article 14 Bis of the Securities Market Law, and the provision established in the first paragraph of Article 134 of the General Corporations Law shall not be enforceable, provided the purchase is done by charging this amount to the stockholders’ equity insofar as the shares belong to the issuer, or as the case may be, to the capital stock if it is resolved to turn them into Treasury shares; in which case a stockholders meeting resolution shall not be required. The Ordinary General Stockholders Meeting shall expressly resolve, for each fiscal year, the maximum amount of funds it may allocate to buyback its own shares, and the only limitation is that the total funds it may allocate to this end in no event shall exceed the total balance of the Corporation’s net income, including those retained. In turn, to that effect, the Board of Directors shall appoint the person or persons liable for the acquisition and placement of its own shares. When the Corporation owns the shares, they may not be represented in all kinds of stockholders’ meetings.

The Corporation’s own shares or, as the case may be, the treasury shares mentioned in the paragraph hereinabove, notwithstanding what has been established in the General Corporations Law, may be placed amongst the investing public, and in the latter case, the corresponding capital stock increase does not require a resolution from any kind of stockholders or Board of Directors meeting, in dealing with their placement.

FOURTEENTH. The stockholders have the right to partially or totally withdraw their contributions representing the shares into which the variable capital stock is divided, provided that, in addition to complying with Articles 220 and 221 of the General Corporations Law, they accept that the refund be made in accordance with the lower of these two values: 95% (ninety five percent) of the Stock Exchange value, based on the average quotations over thirty (30) days on which the Company’s shares were traded, prior to the date on which the withdrawal is to take place, or the book value of the shares in accordance with the corresponding balance sheet corresponding to the closing of the immediately prior fiscal year to the year in which the withdrawal should become effective, previously approved by the General Ordinary Stockholders Meeting.

If the number of days for which the shares were negotiated during the period mentioned in the paragraph hereinabove is less than thirty (30), the days effectively negotiated will be taken into consideration. If the shares are not negotiated in that period, the book value of the shares will be taken into consideration.

The reimbursement shall be due and payable by the Company, as of the day following the General Ordinary Stockholders’ Meeting is held, and which approved the balance sheet corresponding to the fiscal year in which the withdrawal shall take place.

In case of partial or total withdrawal of a shareholder’s interest, the resulting decrease in the capital stock through a refund, shall not require a Stockholders Meeting.

ON GENERAL STOCKHOLDERS MEETINGS.

FIFTEENTH. The General Stockholders Meeting is the Company’s supreme body, to which everything else is subordinate.

SIXTEENTH. Stockholders Meetings shall be Ordinary or Extraordinary and they shall be held at the Company’s domicile. The Extraordinary Stockholders Meetings shall be those which shall deal with all matters listed in Article one hundred and eighty-two (182) of the General Corporations Law and the cancellation of the registration of shares issued or to be issued by the Company in the securities or special sections of the National Registry of Securities and Intermediaries or foreign stock exchanges where the shares into which the capital stock is divided are listed, and all the others shall be Ordinary Stockholders Meetings. The Meetings shall only deal with items included in the Agenda.

Special Meetings held by Series “L” stockholders for the purpose of electing the two members of the Board of Directors, to which they are entitled, must be annually called by the Board of Directors to be held before the General Ordinary Stockholders Meeting. Special Meetings of Series “L” stockholders held exclusively to appoint the members of the Board of Directors they are entitled to, shall be ruled by the conditions set forth in these By-laws for General Ordinary Stockholders Meetings called on second call under the terms of Clause Twenty-Three (23) of these bylaws.

SEVENTEENTH. The Ordinary Stockholders Meeting shall be held at least once a year, within four (4) months following the end of the corresponding fiscal year, on the date set by the Board of Directors and in addition to items listed in the Agenda, shall deal with matters detailed in Article one hundred and eighty-one (181) of the General Corporations Law. The Extraordinary Stockholders Meeting shall be held whenever it is necessary to deal with any of the matters it is responsible for, those detailed in Article one hundred and eighty-two (182) of the General Corporations Law or the cancellation of the registration of shares issued or to be issued by the Company, in the securities or special sections of the National Registry of Securities and Intermediaries or foreign stock exchanges where the shares into which the capital stock is divided are listed.

EIGHTEENTH. The Stockholders Meetings shall be summoned by the Board of Directors, the Statutory Auditors, the Chairman of the Board of Directors or the judicial authority, as the case may be. The stockholders with voting rights shares, even if the right is limited or restricted, that represent at least 10% (ten per cent) of the capital stock may request that a General Stockholders Meeting be summoned, pursuant to the terms under Article 184 of the General Corporations Law”.

NINETEENTH.—The Stockholders Meetings shall be called by notice published in the Federal Official Gazette or in one of the major newspapers of Mexico City, Federal District, at least fifteen (15) calendar days in advance to the date when the meeting shall be held. As soon as the Stockholders Meetings’ summons are published, the stockholders shall immediately and free of charge have available to them the information and documents obtainable related to each one of the items in the agenda.

TWENTIETH. The call of the Meeting must state the place, date and hour of the meeting, the agenda and the signature of the person or persons calling the Meeting.

TWENTY-FIRST. A Meeting may be held without previous notice, as long as all the shares with voting rights on the matters to be discussed and into which capital stock is divided, is represented.

TWENTY-SECOND. The Ordinary Stockholders Meeting held at first call shall be considered legally called to order when at least half of the ordinary shares representing the capital stock are represented, and its resolutions shall be valid if they are passed by majority vote of those present.

TWENTY-THIRD. If the Ordinary Stockholders Meeting could not be held on the date set, a second notice shall be published stating such circumstance and setting a new date, at least seven (7)

calendar days after the date set for the first call, and the meeting shall pass resolutions on the items included in the agenda, by majority vote, regardless of the number of ordinary shares represented therein.

TWENTY FOURTH.—The Extraordinary Stockholders Meetings held at first summon, for the purpose of discussing issues where Series “L” shares have no voting power, shall be considered legally called to order if at least three quarters of the common shares with voting power on the issues to be debated, of those into which the capital stock is divided, is represented and its resolutions shall be passed if adopted by at least the majority of common shares with voting rights, of the total shares into which the capital stock is divided.

The Extraordinary Stockholders Meetings summoned to discuss any of the issues on which Series “L” shares are entitled to vote, shall be considered legally called to order if, at least, three fourths (3/4) of the capital stock are represented and the resolutions shall be adopted by the vote of the shares representing the majority of the capital stock.

In Extraordinary Stockholders Meetings subsequently summoned to resolve issues on which Series “L” shares have no voting rights, shall be considered legally called to order if, at least, the majority of the common shares with voting rights on the issues for which it was summoned is represented, and its resolutions shall be valid if adopted at least by the number of common shares representing the majority capital stock with voting rights on the issues for which it was called.

In subsequent summons for Extraordinary Stockholders Meetings, summoned to solve issues in which the Series “L” shares have voting rights, these shall be legally called to order if they are least represented by the majority of the capital stock and their resolutions shall be valid if adopted at least by the number of shares representing the aforementioned number of shares into which the capital stock is divided.

For the resolutions adopted at the Extraordinary Stockholders Meetings held as a result of first or subsequent summons to discuss any issue in which Series “L” shares have voting rights to be legally passed, besides all other requirements established in the paragraphs hereinabove, it shall be necessary that they be passed by the majority of the common Series “AA” and “A” shares into which the capital stock is divided.

For Extraordinary and also for Special Stockholders Meetings, if the Stockholders Meeting cannot be held on the day set therefor, a second call shall be made pursuant to the terms and conditions established in Clause Twenty third (23) of these bylaws.

The stockholders holding voting rights shares, even if the rights are limited or restricted, that own at least 10% (ten per cent) of the shares represented in a stockholders meeting, may request that voting be postponed on any issue in which they feel they are not sufficiently informed, abiding by terms and conditions under Article 199 of the General Corporations Law.

The stockholders with voting rights, even if the rights are limited or restricted, and hold at least 20% (twenty per cent) of the capital stock, may legally challenge the resolutions of the general stockholders meetings, on which they have voting rights, provided the requirements under Article 201 of the General Corporations Law are met, and also Article 202 of the aforementioned law is applicable.

TWENTY-FIFTH. For the stockholders to be entitled to attend the Meetings and to vote thereat, they must deposit their share certificates or provisional certificates, as the case may be, with the Secretary of the Company, at least one (1) day prior to the Meeting and obtain the necessary admission card. They may also deposit their shares certificates at a Mexican or foreign credit institution or at a Mexican brokerage house and, in this event, to obtain the admission card, they must submit to the Secretary of the Company a certificate from such institution evidencing the deposit of the share certificates and the obligation of the credit institution, brokerage house, or deposit institution to keep the certificates on deposit until the Board of Directors Secretary informs them that the Meeting has been adjourned. The Secretary of the Company shall give the stockholders an admission card stating the name of the shareholder, the number of shares deposited and the number of votes to which it is entitled by virtue of such shares.

TWENTY-SIXTH.—The stockholders may be represented at the Stockholders Meetings by attorneys-in-fact appointed through a proxy letter, and it is understood that Directors or Statutory Auditors may not exercise the orders.

Also, the individuals who represent the stockholders at the Corporation’s stockholders meetings, may accredit their legal status with proxy given them in Forms prepared by the Corporation itself and meet the requirements under paragraph c), Section VI, Article 14 Bis 3 of the Securities Market Law.

The Company shall make available to the securities markets intermediaries who accredit to have the representation of the Company’s stockholders, during the period of time established by Article 173 of the General Corporations Law, the powers’ Forms, so that they can send them to the stockholders they represent on a timely basis.

The Corporation’s Secretary of the Board of Directors shall be bound to ascertain abidance with the provisions hereinabove and report the results to the stockholders meeting, and register that in the corresponding minutes”.

TWENTY-SEVENTH. The Meeting shall be chaired by the Chairman or Co-Chairman of the Board and, in his absence, by one of the Vice-Chairman and in the absence of both, by the person appointed by those attending the Meeting. The Secretary of the Board or the Assistant Secretary shall act as such and, in their absence, the person appointed by the acting Chairman.

TWENTY-EIGHTH. At the beginning of the Meeting, whomever chairs it shall appoint two tellers to count the shares represented thereat. These tellers shall prepare a roster with the names of the stockholders attending or represented and the number of the shares deposited by each of them in order to attend the Meeting.

TWENTY-NINTH. If at a legally convened Meeting there is not sufficient time to discuss all the matters for which it was called, it may be adjourned and continued during the following days without the need of a new notice, provided it is so resolved by the number of votes required to pass resolutions validly at that meeting.

Resolutions passed at the adjourned meeting shall be valid if approved by the number of votes required by these bylaws for such purposes.

THIRTIETH. Minutes of the Meeting shall be drawn up after each Stockholders Meeting, and they shall record the resolutions adopted and shall be posted in the corresponding minutes book and shall be signed by the person who chaired the meeting, by the person who acted as Secretary and by the Statutory Auditor or Auditors in office attending.

ON COMPANY MANAGEMENT.

THIRTY-FIRST.—The Management of the Corporation shall be vested in a Board of Directors to be integrated by no less than five (5) Directors as appointed by the Ordinary Stockholders Meeting. The Stockholders Meeting may appoint Alternate Directors up to the equal number of Directors, and if so, it shall have the power to determine how the Alternate Directors shall substitute the Directors. It is understood that if the Stockholders Meeting does not resolve the above, any Alternate Director may indistinctly substitute any of the Directors, except for the Alternate Directors appointed by Series “L” stockholders, who may only substitute the Directors appointed for that Series, indiscriminately of the Directors, and the alternate directors appointed by the stockholders in exercising their minority rights, may only substitute the Directors appointed by that minority. Most of the Directors and Alternate Directors of the Board of Directors shall at all times be Mexican nationals and appointed by Mexican stockholders. The Directors and Alternate Directors shall be appointed by majority vote of the common Series “AA” and “A” shares into which the capital stock is divided and two Directors and Alternate Directors by the majority vote of the Series “L” shares of the capital stock.

The members of the Board of Directors need not be stockholders. Any stockholder or group of stockholders, which represents at least ten percent (10%) of the common shares into which the capital stock is divided, shall have the right to appoint a Director or an Alternate Director and in this case, he/it may not exercise his/its voting rights to appoint Directors and their Alternates that should be elected by the majority. If any stockholder or group of stockholders representing al least 10% (ten percent) of the common shares into which the capital stock is divided, should exercise the right to appoint a Director and his Alternate, the majority shall only have the right to appoint the remaining number of Directors, which that majority is entitled to appoint. The Directors shall be appointed for one year and shall continue to perform their duties, even after the term for which they have been appointed has ended, and until the persons appointed to take their places have taken office. The Directors may be reelected and they shall receive the remuneration determined by the General Stockholders Meeting.

For the Securities Market Law’s administrative purposes, notwithstanding that it does not require the inclusion in the bylaws of the requirements mentioned hereinbelow, also the Board of Directors shall try to comply with the following principles:

I.	The Board of Directors shall be integrated by a minimum of five (5) and a maximum of 20 (20) directors

II.	At least 25% (twenty five per cent) of the Board members shall be independent pursuant to the terms of Article 14 Bis of the Securities Market Law.

III.	Each Director shall appoint its corresponding Alternate Director, and it is understood that the Alternate Directors shall enjoy the same legal status.

IV.	The Audit Committee report shall be submitted to the Board of Directors.

THIRTY FIRST BIS TRANSIENT.—Regardless of the obligation of the Corporation to comply with the principles established in the third paragraph and its sections, of Clause Thirty First of these bylaws, and provided this Clause is in effect, lack of abidance of provisions under that paragraph and its sections, for whatever reason, will not generate or grant the right to third parties to challenge the lack of validity related to the legal actions, contracts, agreements, covenants or any other action entered by the Company by or through its Board of Directors or any other intermediate entity, delegate, mandate or attorney-in-fact, nor those actions be considered requirements for their validity or existence.

THIRTY-SECOND.—Neither the members of the Board of Directors nor the Alternate Directors, nor the Statutory Auditor or Alternate Statutory Auditors, nor, as the case may be, the members of the Executive Committee, or any other Committee, including the Audit Committee, nor the administrators or managers shall submit a bond to guarantee their compliance with the inherent responsibilities in performing their duties, except if the Stockholders Meeting that appointed them establishes this obligation.

The stockholders that represent at least fifteen per cent (15%) of the capital stock, may directly file a civil liability action against the administrators, provided the requirements established in Article 163 of the General Corporations Law are met. This action may also be exercised against the Statutory Auditors and members of the Audit Committee, in accordance with the aforementioned law.

THIRTY-THIRD.—The Board of Directors shall meet at least once every three (3) months in Mexico City or in any other city in the Mexican Republic selected for that purpose, and on the dates established therefor by the Board of Directors. The members of the Board of Directors shall be called to these Meetings by the Chairman himself or through the Secretary or Alternate Secretary of that collegiate body.

Besides the regular meetings mentioned hereinabove, the Board of Directors shall always meet when through a written instrument the Directors are called for that purpose at least five (5) calendar days in advance to the Meeting, by the Chairman or at least twenty five per cent (25%) of the Directors or by one (1) of the Statutory Auditors or by the Secretary or the Alternate Secretary. The Statutory Auditors shall be called to all the Board of Directors Meetings, and they can attend them with the right to be heard but not to vote.

The Board of Directors Meetings shall be chaired indistinctly by the Chairman or Co-Chairman of the Board, and if they are not present indistinctly by one of the Vice-Presidents, and if they are not present by any of the Mexican directors present appointed by the directors attending the session in question. The Secretary or the Alternate Secretary of the Board of Directors shall act as Secretary, and if both are not present, the person appointed by the directors attending the meeting.

The call to Board of Directors Meetings shall include the Agenda to be followed during the corresponding Meeting. The Board of Directors shall be valid provided the majority of its Directors are present and provided those present are mostly Mexicans and their resolutions shall be valid if adopted by the majority of the Directors’ votes attending the Meeting. In case of a tie, the Chairman of the Board has a deciding vote.

It is expressly established that one of the powers of the Board of Directors is to contract all kinds of debt, in all markets in Mexico and Abroad.

In order to solve all issues related to items (1) and (12) of Clause Fortieth (40th), the Board of Directors shall previously consult with the Executive Committee. Therefor, the Executive Committee shall be bound to send its recommendations in a period not in excess of ten (10) calendar days counted from the day the Board, the Chairman of the Board of Directors or the CEO of the Corporation made the requirement. If the Executive Committee does not send its recommendations within the term established or if the members of the Committee do not reach an agreement in a properly called Committee meeting, then the Board of Directors shall resolve all issues, even if there is no recommendation from the Executive Committee.

Notwithstanding the above, if the majority of the members of the Board of Directors or an entity in the corporation, including the CEO, determines in good faith that the matter being reviewed by the Executive Committee cannot wait to be reviewed and studied until the next meeting because time is of essence, then this specific issue may be resolved by the Board and/or an entity in the organization including the CEO, without the Executive Committee’s recommendation.”

THIRTY-FOURTH. After every Board of Directors meeting, the corresponding minutes of said meeting shall be drawn up, stating the resolutions adopted. Those minutes shall be recorded in the corresponding minutes book and shall be signed by the person who chaired the meeting, by the person who acted as Secretary and, as the case may be, by the Statutory Audit in office that attended the meeting.

In accordance with the last paragraph of Article 143 (One hundred and forty three) of the General Corporations Law, the Board of Directors may validly adopt resolutions and it is not necessary hold an official meeting; it can also be done by the Executive Committee. The resolutions adopted off Meetings, shall be approved, in all cases, by the favorable vote of all the members of that entity or, in case of temporary or definitive absence or disability of one of them, with the favorable vote of the corresponding alternate member, in accordance with the following provisions:

I. The Chairman or the Co-Chairman or one of the Vice-Presidents, of their own initiative or at the request of the Statutory Auditor or any two directors of the Board of Directors or the Executive Committee, shall inform all the corresponding members, or as the case may be, the corresponding alternate members and the Statutory Auditor, verbally or in writing and using the way they may deem convenient, of the resolutions to be adopted off the meeting and reasons for doing so. Also, the Chairman or Co-Chairman shall provide all of them, if they request it, all the documents and clarifications required thereto. The Chairman or Co-Chairman may be helped by one or more members of the Board of Directors or the Executive Committee selected by him, or the Secretary or the Alternate Secretary in order to make the communications mentioned hereinabove.

II. If all the Board of Directors or of the Executive Committee members, or as the case may be, of the Alternates which vote is required, verbally tell the Chairman or the members assisting him, their consent with the agreements or resolutions submitted to their consideration, they shall so put in writing their consent no later than two (2) working days after the date in which they stated the above, in the way established in the following Section III. The written confirmation shall be sent to the Chairman and/or the Secretary and/or the Alternate Secretary through mail, telex, telefax, telegram or courier, or by any other means that guarantees that it be received no later than two working days later.

III. For the purposes under Section II above, the Chairman or Co-Chairman shall send in writing to each one of the Board or Committee members, whether directly or through the persons assisting him, an official draft of the minutes with the agreements or resolutions to be adopted off-Meeting and all other documents deemed necessary, so that, as the case may be, after the amendments needed are made, the draft of the minutes is sent again to the Chairman and/or the Secretary and/or the Alternate Secretary, duly signed in acceptance at the end, by each one of the Board or Executive Committee Members, as the case may be.

IV. After the Chairman and/or the Secretary and/or the Alternate Secretary receive confirmations in writing of all the members of the Board of Directors or Executive Committee, they shall immediate register the minutes in the corresponding Minutes Book as accepted, which shall include all the resolutions adopted and which shall be executed by the signature of the Chairman and the Secretary. The date of the minutes mentioned shall be the date in which verbal or written consent was obtained from all the members in question, even if at that time all the written confirmations have not yet been received, and which once received shall be integrated into a file to be opened by the Corporation. Also, this file shall be integrated with the comments in writing, as the case may be, made by the Statutory Auditor to the corresponding resolutions draft.

THIRTY-FIFTH. The Board of Directors, in the first meeting held after the Stockholders that appointed it is held, or in any other Meeting held, shall appoint a Chairman from its members, and may appoint if deemed pertinent, a Co-Chairman, one or several Vice-Presidents, a Treasurer an Alternate Treasurer and a Secretary and an Alternate Secretary and also other members of the Board of Directors that the Boards deems necessary, assuming that the Chairman, and as the case may be, the Co-Chairman and the Vice-President or Vice-Presidents will have to be members of the Board of Directors. The members of the Board of Directors will hold office until their successors have been elected and take office and perform the functions inherent to the corresponding positions. Any officer may be removed from office without stating the cause via Resolution of the Board of Directors. The Co-Chairman may cover temporary or definitive absence of the Chairman, if any, and conversely, that be covered indistinctly by one of the Vice-Presidents if any. All the above notwithstanding that the Board of Directors may appoint at all times, from one of the Directors appointed by at least the majority of the common actions, the Mexican Director to temporarily or definitively substitute the Chairman. If a Co-Chairman is appointed and is definitively absent from the meetings, the position shall be filled by the person which at the proper time and manner is appointed by the Board of Directors. The temporary of definitive absence of the Treasurer and Secretary will be covered, respectively by an Alternate Treasurer and Alternate Secretary, if any, and if there are none, by the persons appointed by the Board of Directors”.

ON THE POWERS OF THE BOARD OF DIRECTORS

AND REGULATION OF THE AUDIT COMMITTEE.

THIRTY SIXTH.—The Board of Directors shall have the broadest powers for the good management of the Corporation’s businesses, and a very broad power for suits and collections, to manage assets and to exercise acts of domain, without limitations, namely, with all the general and special powers that require a special clause in accordance with the law, pursuant to the first three (3) paragraphs of Article 2554 of the Federal District Civil Code, and the corresponding Articles of the Federal Civil Code and the corresponding Civil Codes of all the States in the Mexican Republic; including the powers listed in Article 2587 of the same ruling and the corresponding Articles. Without limitations, the following powers are expressly given to it:

I.	Represent the Corporation before all kinds of Federal, State or Local authorities; represent the Corporation before all kinds of national or foreign individuals or corporations; represent the Corporation before Federal or Local Conciliation Boards and Federal or Local Conciliation and Arbitrage Boards, with express powers for all issues under Sections II and III of Article 692 of the Federal Labor Law, in accordance with Articles 786 and 876 of the same Law; and therefore it is expressly empowered to absolve and articulate positions in the name and on behalf of the Corporation, conciliate, agree upon, establish conventions and file claims and lawsuits, file and drop all kinds of trials and remedies, even the “amparo” (constitutional relief), whether judicial, administrative or any other that may engage in labor disputes; file “amparo” lawsuits and, as the case may be, drop the cases, and grant pardon as the case may be; file claims and become an assistant to the Attorney’s Office; drop the case, settle, bind in arbiters; absolve and articulate positions; recuse and receive payments.

II.	Grant, subscribe, endorse and guarantee all kinds of credit instruments.

III.	Appoint the officers, employees, managers and proxies of the Corporation, to whom their duties, obligations and remuneration shall be told.

IV.	Establish or close offices, branches or agencies.

V.	Acquire shares, equity interests and securities issued by third parties and exercise preferential rights on such shares or equity interests of other corporations.

VI.	Enter, amend, terminate and rescind contracts.

VII.	In the Corporation’s name accept mandates from Mexican or foreign individuals or corporations.

VIII.	Open bank accounts and withdraw deposits from them and appoint the persons authorized to use the corporate signature, to deposit in those bank accounts and withdraw deposits from them, pursuant to limitations established by the Board of Directors.

IX.	Create real and property guarantees and fiduciary seizures to guarantee corporate liabilities and become a joint and several debtor and guarantor and in general terms, bound to comply with third parties’ liabilities and establish real property guarantees and fiduciary forfeiture to assure compliance with these liabilities.

X.	Award, substitute, and delegate general and special powers for all acts of domain, which shall be granted to be exercised jointly by at least two individuals and award, substitute, and delegate general and special powers for acts of administration and for claims and collections, to be exercised jointly and severally, as determined by the Board itself, and revoke powers; provided the Board is not totally substituted in its functions; and the Board may in turn totally or partially transmit to the third parties to whom it grants them, the powers to award, substitute, and delegate the powers included in this paragraph, under the form and terms it may deem convenient, provided that this does not totally substitute the Board in its functions.

XI.	Grant powers to award, subscribe, endorse and guarantee all kinds of credit instruments, being it understood that the power to endorse credit instruments shall always be granted and shall be exercised jointly by at least two persons.

XII.	Summon Stockholders Meetings and execute the resolutions adopted in the meetings.

XIII.	Enter any and all legal acts and adopt any and all resolutions that may be necessary or convenient to attain the social purpose.

XIV.	The undeniable power to approve transactions that do not fall within the ordinary corporate business and that are to be carried out between the Corporation and its partners, with individuals who integrate the Corporation’s management or with persons with whom they have equity links, or, as the case may be, a relationship by blood or affinity up to the second degree, the spouse or partner; the purchase or sale of 10% (ten per cent) or more of the assets; granting guarantees for an amount higher than 30% (thirty per cent) of the assets, and also different transactions from those mentioned hereinabove that represent more than 1% (one per cent) of the Corporation’s assets. The members of the Board of Directors shall be accountable for the resolutions reached by them on the issues integrating this Section XIV, except for the case established in Article 159 of the General Corporations Law. It will also have the power to approve transactions that Company subsidiaries want to enter with related parties or that imply to pledge its equity pursuant to the terms of Article 14 Bis, Section IV, paragraph d) of the Securities Market Law.

XV.	Create an Audit Committee, to be integrated in the form and terms established hereinbelow:

1.	The Audit Committee shall be integrated by Directors, of which the Chairman of the Board and most of them shall be independent and shall have the presence of the Corporation’s statutory auditor or auditors, who shall attend the meetings as guests with the right to be heard but not to vote.

2.	The Audit Committee shall have the following functions amongst other:

a)	Prepare an annual report of their activities and submit it to the Board of Directors;

b)	Give its opinion on transactions with related parties as mentioned in Section XIV of this Clause Thirty-sixth, and also of the operations that the Company subsidiaries intend to enter with related parties or that imply committing their equity pursuant to the terms of Article 14 Bis Section IV, paragraph d) of the Securities Market Law, and

c)	Suggest that independent experts be contracted in those cases where it is deemed convenient so that they may give their opinion on the transactions mentioned in Section XIV of this Thirty-sixth Clause.

3.	The Audit Committee may set the norms that shall regulate its operation.

On the other hand, and in order to provide whatever is necessary to submit to the Company’s Audit Committee and the approval of the Board of Directors, the transactions that the Subsidiaries would like to carry out with related parties or that imply committing its equity pursuant to the terms of Article 14 Bis 3, Section IV, paragraph d) of the Securities Market Law, it is resolved that when these subsidiaries are going to carry out this kind of transactions, the measures in the following provisions should be complied with:

I. The General Director and/or head of the Company’s internal area in charge of the financial functions will carry out the necessary actions for the Chief Executive Officer or its equivalent and/or the head of the corresponding area in the Company’s subsidiary as the case may be, reports to them on a timely basis the terms and conditions of the corresponding transactions.

II. The Chief Executive Officer and/or the head of the Company’s internal area in charge of the financial functions, after verifying that these transactions are those previously referred to, will provide the members of the Audit Committee the information on the subsidiary’s transactions corresponding to each case.

III. The Audit Committee members shall analyze the corresponding transactions and shall give their opinion on them and will report that to the Chief Executive Officer and/or the head of the Company’s internal area in charge of the financial functions.

IV. The Company’s Chief Executive Officer, at the proper time, will submit to the Board of Director’s consideration the corresponding transactions and the Audit Committee Chairman will inform on the corresponding opinions issued by the members of that Committee, in order for the Board of Directors to resolve as it may deem convenient.

ON THE CHAIRMAN THE CO-CHAIRMAN AND THE VICE-PRESIDENTS.

THIRTY SEVENTH.—The Chairman of the Board of Directors shall be appointed from amongst the Mexican Directors appointed by at least the majority of the common shares, and will enjoy the powers granted him by the Board of Directors or by the Stockholders Meeting of the Company, the bylaws in effect and the Law, and without limitations, will chair the Stockholders and Board of Directors Meetings, shall be the Board representative, execute the Stockholders and Board of Directors Meetings resolutions, unless either one appoints a Delegate to carry them out, in general terms shall surveil the transactions, and shall make sure that this deed, regulations, agreements and resolutions of the Stockholders Meetings, the Board of Directors Meetings and the Law are adhered to, and he shall sign together with the Secretary, and as the case may be, with the Statutory Auditor, the Minutes of the Stockholders Meetings and Board of Directors Meetings. The Chairman of the Board will have a deciding vote in cases of tie. The Co-Chairman shall be appointed by at least the majority of the common shares, and will have the same powers of the Chairman, except for those powers that the Board of Directors and the Stockholders Meetings, the bylaws in effect and the Law reserve for the Chairman. In the event of temporary or definitive absence of the Chairman of the Board, pursuant to the terms established under Clause Thirty Fifth of these bylaws. The Vice-President or Vice-Presidents shall be appointed from one of the Mexican Directors appointed by at least the majority of the common shares. If the Chairman of the Board is temporarily or definitively absent, and if no Co-Chairman has been appointed, the functions of the former shall be carried out with the same powers, indistinctly by one of the Vice-Presidents in the order and pursuant to the terms established in the various bylaws.

ON THE TREASURER.

THIRTY-EIGHTH. The Treasurer shall have the powers given to him by the Board of Directors. He may be substituted, in case of absence, by the Assistant Treasurer and if there is none, by a person appointed by the Board.

ON THE SECRETARY AND ALTERNATE SECRETARY.

THIRTY-NINTH. The Secretary shall have the powers given to him by the Board of Directors or the Company Stockholders Meeting, these bylaws and the Law, and without limitations, will see that minutes books are kept, in one of which he shall record all the Stockholders Meetings’ Minutes and in the other he shall record all the Board of Directors Meetings’ Minutes and he shall sign those corresponding to the Stockholders Meeting and Board of Directors Meeting in which he acted as Secretary, together with the other persons established in these bylaws. If the Secretary is absent, the Alternate Secretary, if any, shall act likewise and if he is absent the person appointed by the acting Chairman. The Secretary and the Alternate Secretary do not have to be Directors.

ON THE EXECUTIVE COMMITTE.

FORTIETH. The Stockholders Meeting, through the favorable vote of the majority of the common shares representing the capital stock, shall appoint from amongst the members of the Board of Directors, the Executive Committee which shall be integrated by the number of members, and as the case may be, alternate members determined by the Stockholders Meeting. The majority of the members of the Executive Committee shall be of Mexican nationality and shall be appointed by the

Mexican stockholders through the positive vote of the majority of the common shares representing the capital stock.

The Executive Committee is a delegate organism of the Board of Directors and shall have the powers established in Clause thirty-sixth of these bylaws, with the exception of the one included in paragraph XII of that Clause, in that the powers granted to the Executive Committee shall not include those solely reserved by the Law or the bylaws to another organism in the Corporation. The Executive Committee may not delegate all its powers to one or more proxies or delegates. Subject to these bylaws, the Executive Committee shall specifically examine initially and approve, or as the case may be, submit to the Board of Directors for its approval, recommendations on the following issues:

1.	All amendments, changes or other modifications or integral reform to these bylaws;

2.	The issuance, authorization, cancellation, alteration, modification, reclassification, amortization or any change to or related to any value representing the capital stock of the Corporation or any of its subsidiaries;

3.	The sale or other dispositions (except for inventories, obsolete assets or transfers in the ordinary course of business of the Corporation or of any subsidiary) of, or levying a lien (except for the liens resulting from the law) in, all assets of the Corporation o its Subsidiaries with a value in excess of or the equivalent of $300 (three hundred) million U. S. Dollars, currency of legal tender in the United States of America;

4.	To begin a new line of business, or purchase a participation in another person or corporation by the Corporation, or its subsidiaries for/or an amount in excess of the equivalent in Mexican pesos of $100 (one hundred) million U.S. Dollars, currency of legal tender in the United States of America;

5.	Discussion of the capital expenditures annual budget;

6.	Revise and consider all transactions related to additional net debt, loans or credits obtained by the Corporation or its subsidiaries, new, in excess of the equivalent in Mexican pesos of $300 (three hundred) million U. S. Dollars, currency of legal tender in the United States of America or a new revolving rollover credit for the Corporation or any of its subsidiaries, allowing an aggregate loan amount in one single occasion in excess of the equivalent in Mexican pesos of $300 (three hundred) million U. S. Dollars. currency of legal tender in the United States of America;

7.	Discussion of the business plan or the annual budget;

8.	Revision and consideration of the Corporation’s CEO;

9.	Merger, consolidation or any other similar transaction that affects the corporation or its subsidiaries;

10.	Enter contracts or transactions, in or for the direct benefit of a Series “AA” stockholder or its affiliates, if that transaction is not contemplated within the policies adopted by the Executive Committee;

11.	Discussion of the dividends policy of the Corporation; and

12.	The assignment of trade names and significant brands of the good will associated to them.

The issues hereinabove, may be indistinctly solved by the Board of Directors or the Executive Committee.

The Executive Committee shall validly operate provided the majority of its members concur and provided the majority of members appointed by Mexican stockholders are present, and their resolutions shall be valid if adopted by majority of votes of those attending the meeting. The members of the Executive Committee shall make their best effort to reach common positions in the issues submitted to them.

In case of tie, the Chairman of the Committee shall have a deciding vote.

The Executive Committee shall meet as frequently as needed in order to be permanently involved in the issues of their competence. In any event, the Committee shall meet when it is deemed necessary but at least before each Board of Directors Meeting. Its members shall be called at least five (5) calendar days in advance (through telefax and courier) and a shorter period of time may be used or this requirement may be omitted if approved by all the Executive Committee members. The summon shall contain, amongst other things, an agenda stating in detail all the issues to be discussed at the meeting and shall be accompanied by copies of the relevant papers to be discussed at the session. If an Executive Committee Meeting is called and an issue not included in the summon or on which no relevant papers were delivered to the members of the Executive Committee is discussed and no unanimous resolution is reached, then the discussion of the issue shall be deferred to the following regular Executive Committee Meeting, or until it is unanimously resolved or the requirements mentioned are corrected.

Notwithstanding the above, if the majority of the Executive Committee members of good faith determine that the subject to be reviewed by the Executive Committee cannot wait until the next regular Executive Committee Meeting, to be reviewed and considered, because time is essential, then this issue in particular may be solved by simple majority of those present and shall be discussed with all the Committee members before a resolution is adopted and the perspective of each Committee member shall be reflected in the minutes of the following regular Committee Meeting.

The Executive Committee shall create its own work regulations, based on these bylaws, and it shall be submitted to the Board of Directors approval.

In any event, the Corporation’s Statutory Auditors shall be summoned to the Executive Committee meetings and they shall have voice but no vote and the Executive Committee shall inform the Board of Directors, in the Meetings held, on how it has exercised its powers.

ON COMPANY SURVEILLANCE.

FORTY-FIRST. The Corporation’s surveillance shall be done by the Statutory Auditor or Auditors and their corresponding Alternate Statutory Auditor who by majority of votes of the common shares are chosen by the General Stockholders Meeting. The Statutory Auditors do not have to be stockholders and they shall have the powers and duties established by the Law and shall hold their position for one year; and it is understood that they will hold the position until the persons appointed to substitute them take office. The Statutory Auditors may be reelected. The Alternate Statutory Auditors shall substitute the Statutory Auditors when for whatever reason, they are unable to perform, their position’s tasks.

Besides being summoned to the Board of Directors Meetings, the Statutory Auditors shall be summoned to all the intermediate consultation committees to which the Board of Directors delegated powers.

FORTY-SECOND. In accordance with clause thirty-two (32), in order to act as Statutory Auditors, those elected must guarantee their performance in the same manner as the Directors.

ON THE FISCAL YEAR AND THE ANNUAL REPORT

TO THE STOCKHOLDERS MEETING.

FORTY-THIRD. The fiscal year shall last twelve months and shall run from January first through December thirty-first of each year.

FORTY-FOURTH. At the end of each fiscal year, the Board of Directors shall prepare a report that at least shall include the information referred to in article one hundred and seventy two (172) of the General Corporations Law. It must be completed within three (3) months after the closing of the corresponding fiscal year. The Board of Directors shall hand over the report to the Examiners together with the supporting documents, at least one (1) month before the Stockholders Meeting discuss it. At least fifteen (15) days before the Stockholders Meeting at which the statement prepared by the Board of Directors is to be discussed, the Statutory Auditor or Statutory Auditors must conclude his or their report on the veracity, sufficiency and reasonableness of the information submitted by the Board of Directors. It must al least include all the information referred to in section IV (four) of Article one hundred and sixty six (166) of the General Corporations Law. The report of the Board of Directors referred to in this clause, including the Statutory Auditor or Auditors report, must be finished and made available to the stockholders at least fifteen (15) days before the Stockholders Meeting that shall discuss it. The stockholders shall have the right to receive a copy of such statement.

ON THE RESERVE FUND AND METHOD TO DISTRIBUTE PROFITS.

FOURTY FIFTH.—The net income reflected in the financial statements, or as the case may be, after they have been approved by the Annual Ordinary Stockholders Meeting shall be distributed as follows:

a)	In the first place five per cent (5%) is set aside to create or fund again the legal reserve fund, until it represents an amount equal to one fifth (1/5) of the capital stock.

b)	Subsequently the amount resolved by the General Stockholders Meeting, as the case may be, shall be set aside to create the extraordinary, special or additional funds deemed convenient.

c)	The amounts agreed upon by the Stockholders Meeting shall be set aside to create or increase general or special reserves.

d)	The remaining profits may be distributed as dividends to the stockholders, proportionately to the number of shares they own, and which form the capital stock.

Dividends shall be paid in exchange for the corresponding coupons, unless the Stockholders Meeting resolves on other means of verification. The dividends not collected in five years counted from the date, in which the corresponding payment is to be made, shall prescribe in favor of the Corporation.

The annual Stockholders Meeting shall determine the remuneration to be paid to Directors and Statutory Auditors.

If there are losses, they shall be borne by the stockholders proportionately to the corresponding number of shares they own, but the liability of the stockholders shall always be limited to the amounts they have subscribed, and no additional payment can be demanded from them.

ON THE CAUSES FOR DISSOLUTION

FORTY SIXTH.—The Corporation shall be dissolved:

I.	By maturity of the duration term established in this deed.

II.	Impossibility to continue to carry out the main purpose of the Corporation.

III.	By resolution of the partners adopted in accordance with the articles of incorporation and the law.

IV.	Because there are less than two stockholders, which is the minimum required by law.

V.	Due to losses of two thirds (2/3) of the capital stock.

ON THE BASIS FOR LIQUIDATION

OF THE FOUNDING PARTNERS AND GENERAL PROVISIONS

FORTY-SEVENTH. Once the dissolution has been agreed upon, the Company shall be liquidated and the Extraordinary Stockholders Meeting, by majority vote of ordinary shares, shall appoint one or more liquidators, who shall be the Company’s representatives, and shall have the powers and obligations established under Article two hundred and forty two (242) of the General Corporations Law. In due time, they must proceed to distribute the remainder among the stockholders in accordance with Articles two hundred and forty-seven (247) and two hundred and forty-eight (248) of the Law.

FORTY-EIGHT. The founding partners shall have no rights reserved for them.

FORTY-NINTH. The provisions of the General Corporations Law shall govern everything on which there i no express clause on this deed.

FIFTIETH. Any dispute that may arise from the execution, construction and compliance with this agreement, whereof the Company is a party, shall be submitted to the Federal courts of the United Mexican States.